UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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Oscient Pharmaceuticals Corporation

(Name of Registrant as Specified In Its Charter)

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OSCIENT PHARMACEUTICALS CORPORATION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On June 12, 2008

To the Stockholders of

OSCIENT PHARMACEUTICALS CORPORATION

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Oscient Pharmaceuticals Corporation, (the “Company”) will be held on Thursday, June 12, 2008 beginning at 9:00 a.m. at Ropes & Gray LLP, One International Place, 36th floor, Boston, Massachusetts, for the following purposes:

A.	To fix the numbers of directors at nine and to elect nine directors.

B.	To approve an amendment to the 2001 Incentive Plan to increase the number of shares of common stock, par value $0.10 per share, available for issuance under the plan by 1,000,000 shares.

C.	To ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2008.

D.	To transact such other business as may properly come before the meeting or any adjournment of the meeting.

The Board of Directors has fixed the close of business on April 15, 2008 as the record date for the determination of stockholders entitled to notice of and to vote at this meeting and at any adjourned session(s) thereof.

All stockholders are cordially invited to attend the meeting. However, to assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed form of proxy as promptly as possible. Stockholders attending the meeting may vote in person even if they have returned a proxy.

By Order of the Board of Directors,

PATRICK O’BRIEN, Clerk

April 25, 2008

Boston, Massachusetts

OSCIENT PHARMACEUTICALS CORPORATION

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 12, 2008

GENERAL INFORMATION ABOUT THE MEETING AND VOTING

Why did you send me this Proxy Statement?

We sent you this Proxy Statement and the accompanying proxy card because the Board of Directors of Oscient Pharmaceuticals Corporation is soliciting your proxy to vote at our Annual Meeting of Stockholders to be held on Thursday, June 12, 2008 beginning at 9:00 a.m. at Ropes & Gray LLP, One International Place, 36th floor, Boston, Massachusetts. This Proxy Statement, along with the accompanying Notice of Annual Meeting of Stockholders, summarizes the purposes of the meeting and the information that you need to know to vote at the meeting.

Our 2007 Annual Report to Stockholders and our 2007 Annual Report on Form 10-K, which includes our audited financial statements, are being mailed with this Proxy Statement, but are not part of this Proxy Statement. You can also find a copy of our 2007 Annual Report on Form 10-K on the Internet through the SEC’s electronic data system called EDGAR at www.sec.gov or through the Investor Relations section of our website at www.oscient.com.

Who can vote?

Each share of common stock you own as of the close of business on the record date of April 15, 2008 entitles you to one vote on each matter to be voted upon at the meeting. As of the record date, 14,125,127 shares of common stock were outstanding and entitled to vote. We are mailing this Proxy Statement and the accompanying proxy on or about April 28, 2008 to all stockholders entitled to notice of and to vote at the meeting.

Shares represented by valid proxies, received in time for the meeting and not revoked prior to the meeting, will be voted at the meeting. You can revoke your vote in the manner described in “How can I change my vote?”

How do I vote?

If your shares are registered directly in your name through our stock transfer agent, Computershare, or you have stock certificates, you may vote:

•

By mail. Complete and mail the enclosed proxy card in the enclosed postage prepaid envelope. Your proxy will be voted in accordance with your instructions. If you sign the proxy card but do not specify how you want your shares voted, they will be voted as recommended by our Board of Directors.

•	In person at the meeting. If you attend the meeting, you may deliver your completed proxy card in person or you may vote by completing a ballot, which will be available at the meeting.

If your shares are held in “street name” (held in the name of a bank, broker or other nominee), you must provide the bank, broker or other nominee with instructions on how to vote your shares and can do so as follows:

•	By Internet or by telephone. You will receive instructions from your bank, broker or other nominee if you are permitted to vote over the Internet or by telephone.

•	By mail. You will receive instructions, typically in the form of a voting instruction form, from your bank, broker or other nominee explaining how to vote your shares.

•

In person at the meeting. Contact the bank, broker or other nominee who holds your shares to obtain a broker proxy card and bring it with you to the meeting. You will not be able to vote at the meeting unless you have a proxy card from your bank, broker or other nominee.

How can I change my vote?

You may revoke your proxy and change your vote at any time before the meeting. You may do this by:

•	Signing a new proxy card or voting instruction form and submitting it as instructed above.

•	If your shares are registered in your name or if you have stock certificates, delivering to our Clerk a signed statement of revocation or a duly executed proxy bearing a later date.

•	If your shares are held in street name, re-voting as instructed above. Only your latest vote will be counted.

•	Attending the meeting in person and voting in person. Attending the meeting in person will not in and of itself revoke a previously submitted proxy unless you specifically request it.

Will my shares be voted if I do not vote?

If your shares are registered in your name or if you have stock certificates, they will not be voted if you do not return a signed proxy card unless you vote at the meeting in the manner described under “How do I vote?”

If you return a signed proxy card without indicating your vote, your shares will be voted “FOR” all of the proposals for which you did not indicate a vote.

If your shares are held in street name and you do not vote in the manner described under “How do I vote,” the bank, broker or other nominee has the authority to vote your unvoted shares on “Proposal A—Election of Nine Directors” and “Proposal C—Ratification of the Selection of Ernst & Young as the Company’s Independent Registered Public Accounting Firm for the Year Ending December 31, 2008.” If the bank, broker or other nominee does not vote your unvoted shares on these proposals, the shares become “broker non-votes” as to the particular proposals.

If your shares are held in street name and you do not vote on “Proposal B—Approval of the Amendment of our 2001 Incentive Plan,” your shares will not be voted and the shares also become broker non-votes as to the particular proposals.

The effect of broker non-votes on the vote for each proposal is described under “What vote is required to approve each matter and how are votes counted?” We encourage you to provide voting instructions. This ensures your shares will be voted at the meeting in the manner you desire.

What if I receive more than one proxy card or voting instruction form?

You may receive more than one proxy card or voting instruction form if you hold shares of our common stock in more than one account, which may be in registered form or held in street name. Please vote in the manner described under “How do I vote?” for each account to ensure that all of your shares are voted.

How many shares must be present to hold the meeting?

A majority of our outstanding shares of common stock as of the record date must be present at the meeting to hold the meeting and conduct business. This is called a quorum. Shares voted in the manner described under “How do I vote?” will be counted as present at the meeting. Shares counted as present at the meeting that abstain or do not vote on one or more of the matters to be voted upon, as well as broker non-votes, are counted as present for establishing a quorum.

If a quorum is not present, we expect that the meeting will be adjourned until we obtain a quorum.

What vote is required to approve each matter and how are votes counted?

•

Election of Directors. The nine nominees for director receiving the highest number of votes FOR election will be elected as directors. This is called a plurality. Abstentions are not counted for purposes of electing directors. You may vote either FOR all of the nominees, WITHHOLD your vote from all of the nominees or WITHHOLD your vote from any one or more of the nominees. Votes that are withheld will not be included in the vote tally for the election of directors. Brokerage firms have the authority to vote customers’ unvoted shares held by the firms in street name for the election of directors. If a broker does not exercise this authority, such broker non-votes will have no effect on the results of this vote.

•

Approval of the Amendment of our 2001 Incentive Plan. The affirmative vote of a majority of shares present or represented and entitled to vote at the meeting is required to approve the amendment of our 2001 Incentive Plan to increase the number of shares of common stock available for issuance under the plan by 1,000,000 shares. Abstentions and unvoted shares will be treated as votes against this proposal. Broker non-votes will have no effect on the results of this vote. Brokerage firms do not have the authority to vote customers’ unvoted shares held by the firms in street name on this proposal.

•

Ratification of Ernst & Young LLP as our Independent Registered Public Accounting Firm. The affirmative vote of a majority of shares present or represented and entitled to vote at the meeting is required to ratify Ernst & Young LLP as our independent registered public accounting firm for 2008. Abstentions will be treated as votes against this proposal. Brokerage firms have the authority to vote customers’ unvoted shares held by the firms in street name on this proposal. If a broker does not exercise this authority, such broker non-votes will have no effect on the results of this vote. We are not required to obtain the approval of our stockholders to select our independent registered public accounting firm. However, if our stockholders do not ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for 2008, the Audit Committee of our Board of Directors will reconsider its selection.

Are there other matters to be voted on at the meeting?

We do not know of any other matters that may come before the meeting. If any other matters are properly presented to the meeting, the persons named in the accompanying proxy intend to vote, or otherwise act, in accordance with their judgment.

Where do I find the voting results of the meeting?

We will announce preliminary voting results at the meeting. We will publish final voting results in our Quarterly Report on Form 10-Q for the second quarter of 2008, which we plan to file with the Securities and

Exchange Commission by August 9, 2008. You may request a copy of the Form 10-Q by writing to Investor Relations, Oscient Pharmaceuticals Corporation, 1000 Winter Street, Suite 2200, Waltham, Massachusetts 02451. You will also be able to find a copy on the Internet through the SEC’s electronic data system called EDGAR at www.sec.gov or through the Investor Relations section of our website at www.oscient.com.

Who is soliciting the proxy and what are the costs of soliciting the proxies?

Our Board of Directors is soliciting the proxy accompanying this Proxy Statement. Our directors, executive officers and other employees may also solicit proxies by telephone, fax, e-mail, Internet and personal solicitation. They will not receive any additional compensation for such solicitation. We will bear the cost of soliciting proxies, including expenses in connection with preparing and mailing this Proxy Statement. We will also reimburse banks, brokers and other nominees representing stockholders who hold their shares in street name for their expenses in forwarding proxy material to such stockholders. We have engaged the proxy solicitation firm The Altman Group to assist us with the solicitation of proxies, and we expect to pay this firm approximately $7,000 for its services plus out-of-pocket expenses incurred by The Altman Group.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information regarding the beneficial ownership of Company common stock as of April 15, 2008 by:

•	each person known by the Company to own beneficially 5% or more of Company common stock;

•	each director and nominee for director of the Company;

•	each executive officer of the Company; and

•	all of the directors and executive officers of the Company as a group.

The percentages shown are based on shares of Company common stock outstanding as of April 15, 2008, and where indicated also include beneficially owned shares of common stock underlying the Company’s outstanding convertible notes. Unless otherwise indicated, the address for each stockholder is c/o Oscient Pharmaceuticals Corporation, 1000 Winter Street, Suite 2200, Waltham, Massachusetts 02451. Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares such power with his or her spouse) with respect to all shares of capital stock listed as owned by such person or entity.

	Amount and Nature of Beneficial Ownership		Percent of Class Including Convertible Notes	Amount and Nature of Beneficial Ownership Excluding Convertible Notes		Percent of Class Excluding Convertible Notes
5% Stockholders:
Akanthos Capital Management, LLC	1,814,815	(1)	11.5%	—		—
Alexandra Investment Management, LLC	844,444	(2)	5.6%	—		—
Ashford Capital Management, Inc.	798,842	(3)	5.5%	441,064	(4)	3.1%
Bruce & Co., Inc.	1,022,370	(5)	6.7%	—		—
Highbridge International, LLC	1,743,310	(6)	11.0%	32,421	(7)	0.2%
Paul Royalty Fund Holdings II	1,676,908	(8)	11.6%	1,676,908	(8)	11.6%
Renaissance Technologies, LLC	804,476	(9)	5.7%	804,476	(9)	5.7%
Visium Asset Management, LP	1,777,778	(10)	11.2%	—		—
Zazove Associates, LLC	1,357,852	(11)	8.9%	—		—

Directors and Named Executive Officers:
Gregory B. Brown	1,925	(12)	—	1,925	(12)	—
Dominick Colangelo	138,023	(13)	1.0%	138,023	(13)	1.0%
Robert J. Hennessey	17,166	(14)	0.1%	17,166	(14)	0.1%
John R. Leone	1,677,508	(15)	11.6%	1,677,508	(15)	11.6%
Philippe M. Maitre	73,375	(16)	0.5%	73,375	(16)	0.5%
William R. Mattson	2,725	(17)	—	2,725	(17)	—
Gary Patou	19,641	(18)	0.1%	19,641	(18)	0.1%
Steven M. Rauscher	370,607	(19)	2.6%	370,607	(19)	2.6%
William S. Reardon	11,367	(20)	0.1%	11,367	(20)	0.1%
Norbert G. Riedel	20,965	(21)	0.1%	20,965	(21)	0.1%
David K. Stone	23,195	(22)	0.2%	23,195	(22)	0.2%
John E. Voris	6,400	(23)	—	6,400	(23)	—
All directors and officers as a group (12 persons)	2,362,897	(24)	15.8%	2,362,897	(24)	15.8%

(1)	Includes 1,814,815 shares of Common Stock issuable upon the conversion of the Company’s 3.50% Convertible Senior Notes due 2011. The address of this shareholder is 21700 Oxnard Street, Suite 1520, Woodland Hills, CA 91367. This information is based on the Schedule 13F filed on February 14, 2008 by Akanthos Capital Management, LLC.
(2)

Includes 844,444 shares of Common Stock issuable upon the conversion of the Company’s 3.50% Convertible Senior Notes due 2011. The address of this shareholder is 767 Third Avenue, 39th Floor, New York, New York, 10017. This information is based on the Schedule 13F filed on February 14, 2008 by Alexandra Investment Management, LLC.

(3)	Includes 93,750 shares of Common Stock issuable upon exercise of warrants. Includes 357,778 shares of Common Stock issuable upon the conversion of the Company’s 3.50% Convertible Senior Notes due 2011. The address of this shareholder is P.O. Box 4172, Wilmington, DE 19807. This information is based on the Schedule 13G filed on February 13, 2007 and the Schedule 13F filed on February 15, 2008 by Ashford Capital Management, Inc.
(4)	Includes 93,750 shares of Common Stock issuable upon exercise of warrants. The address of this shareholder is P.O. Box 4172, Wilmington, DE 19807. This information is based on the Schedule 13G filed on February 13, 2007 and the Schedule 13F filed on February 15, 2008 by Ashford Capital Management, Inc.

(5)	Includes 1,022,370 shares of Common Stock issuable upon the conversion of the Company’s 3.50% Convertible Senior Notes due 2011. The address of this shareholder is 20 N. Wacker Drive, Suite 2414, Chicago, IL 60606. This information is based on the Schedule 13F filed on February 14, 2008 by Bruce & Co., Inc.
(6)

Includes (i) 1,710,889 shares of Common Stock issuable upon the conversion of the Company’s 3.50% Convertible Senior Notes due 2011, and (ii) 25,000 shares of Common Stock issuable to Smithfield Fiduciary, LLC, a wholly owned subsidiary of Highbridge International, LLC, upon the exercise of warrants to purchase shares of Common Stock. In addition to such warrants and common shares, the reporting persons may be deemed to beneficially own 161,917 shares of Common Stock issuable to Highbridge International, LLC and 58,891 shares of Common Stock issuable to Smithfield Fiduciary, LLC, a wholly-owned subsidiary of Highbridge International, LLC, upon the exercise of warrants to purchase shares of Common Stock; however, pursuant to the terms of these warrants, the warrants cannot be exercised until such time as its holders would not beneficially own after such exercise more than 4.99% of the outstanding shares of Common Stock. The address of this shareholder is The Cayman Corporate Centre, 4th Floor, 27 Hospital Road, Grand Cayman, Cayman Islands, British West Indies. This information is based on the Schedule 13G filed on February 7, 2008 by Highbridge International, LLC.

(7)

Includes 25,000 shares of Common Stock issuable to Smithfield Fiduciary, LLC, a wholly owned subsidiary of Highbridge International, LLC, upon the exercise of warrants to purchase shares of Common Stock. In addition to such warrants and common shares, the reporting persons may be deemed to beneficially own 161,917 shares of Common Stock issuable to Highbridge International, LLC and 58,891 shares of Common Stock issuable to Smithfield Fiduciary, LLC, a wholly-owned subsidiary of Highbridge International, LLC, upon the exercise of warrants to purchase shares of Common Stock; however, pursuant to the terms of these warrants, the warrants cannot be exercised until such time as its holders would not beneficially own after such exercise more than 4.99% of the outstanding shares of Common Stock. The address of this shareholder is The Cayman Corporate Centre, 4th Floor, 27 Hospital Road, Grand Cayman, Cayman Islands, British West Indies. This information is based on the Schedule 13G filed on February 7, 2008 by Highbridge International, LLC.

(8)	Includes 1,388,889 restricted shares directly held by Paul Royalty Fund Holdings II (“PRFH”) and indirectly held by Paul Royalty Fund II, LP (“PRF”), Paul Royalty Associates II, LP (“PRA”), Paul Royalty Management, LLC (“PRM”) and Paul Capital Advisors, LLC (“PCA”). PRFH directly owns 1,388,889 shares of Common Stock. PRF and PRA may be deemed to indirectly own 1,388,889 shares of common stock held by PRFH because PRF and PRA are the general partners of PRFH. PRM may be deemed to indirectly own the shares because PRM is the general partner of PRF and PRA. As manager of PRA, PCA exercises voting and dispositive power over investments held by PRA. Includes warrants exercisable for 288,019 shares of Common Stock held by PRFH. PRF and PRA may be deemed to own the warrants held by PRFH because PRF and PRA are the general partners of PRFH. PRM may be deemed to own the warrants because PRM is the general partner of PRF and PRA. As manager of PRA, PCA exercises voting and dispositive power over investments held by PRA. The address of this shareholder is 50 California Street, Suite 3000, San Francisco, CA 94111. This information is based on information contained in a joint Schedule 13G filed on August 28, 2006 by PRFH.
(9)	The address of the shareholder is 800 Third Avenue, New York, NY 10022. This information is based on information contained in a Schedule 13F filed on February 13, 2008 by Renaissance Technologies, LLC.
(10)

Includes 1,777,778 shares of Common Stock issuable upon the conversion of the Company’s 3.50% Convertible Senior Notes due 2011. Visium Asset Management, LP has indirect beneficial ownership as the investment manager of pooled investment vehicles. The address of this shareholder is 950 Third Avenue,

New York, NY 10022. This information is based on the Form 3 filed on February 14, 2008 by Visium Asset Management, LP.
(11)	Includes 1,357,852 shares of Common Stock issuable upon the conversion of the Company’s 3.50% Convertible Senior Notes due 2011. The address of this shareholder is 1001 Tahoe Blvd., Incline Village, NV 89451. This information is based on the Schedule 13G filed on January 31, 2008 by Zazove Associates, LLC.
(12)	Includes (i) 1,025 shares of common stock, which shares are issuable upon the exercise of vested options or options that are to become vested within 60 days following April 15, 2008 and (ii) 450 restricted shares.
(13)	Includes (i) 91,554 shares of common stock, which shares are issuable upon the exercise of vested options or options that are to become vested within 60 days following April 15, 2008 and (ii) 23,781 restricted shares.
(14)	Includes (i) 10,508 shares of common stock, which shares are issuable upon the exercise of vested options or options that are to become vested within 60 days following April 15, 2008 and (ii) 150 restricted shares.
(15)	Includes 1,388,889 restricted shares directly held by PRFH and indirectly held by PRF, PRA, PRM and PCA. PRFH directly owns 1,388,889 shares of Common Stock. PRF and PRA may be deemed to indirectly own 1,388,889 shares of common stock held by PRFH because PRF and PRA are the general partners of PRFH. PRM may be deemed to indirectly own the shares because PRM is the general partner of PRF and PRA. As manager of PRA, PCA exercises voting and dispositive power over investments held by PRA. Includes warrants exercisable for 288,019 shares of Common Stock held by PRFH. PRF and PRA may be deemed to own the warrants held by PRFH because PRF and PRA are the general partners of PRFH. PRM may be deemed to own the warrants because PRM is the general partner of PRF and PRA. As manager of PRA, PCA exercises voting and dispositive power over investments held by PRA. Mr. Leone, a partner of Paul Capital Healthcare, is the designee of PRF to the Company’s Board of Directors. Includes 600 restricted shares.
(16)	Includes (i) 29,550 shares of common stock, which shares are issuable upon the exercise of vested options or options that are to become vested within 60 days following April 15, 2008 and (ii) 22,907 restricted shares.
(17)	Includes (i) 1,825 shares of common stock, which shares are issuable upon the exercise of vested options or options that are to become vested within 60 days following April 15, 2008 and (ii) 150 restricted shares.
(18)	Includes (i) 5,800 shares of common stock, which shares are issuable upon the exercise of vested options or options that are to become vested within 60 days following April 15, 2008 and (ii) 150 restricted shares.
(19)	Includes (i) 303,397 shares of common stock, which shares are issuable upon the exercise of vested options or options that are to become vested within 60 days following April 15, 2008 and (ii) 30,245 restricted shares.
(20)	Includes (i) 9,114 shares of common stock, which shares are issuable upon the exercise of vested options or options that are to become vested within 60 days following April 15, 2008 and (ii) 150 restricted shares.
(21)	Includes (i) 19,925 shares of common stock, which shares are issuable upon the exercise of vested options or options that are to become vested within 60 days following April 15, 2008 and (ii) 150 restricted shares.
(22)	Includes (i) 18,645 shares of common stock, which shares are issuable upon the exercise of vested options or options that are to become vested within 60 days following April 15, 2008 and (ii) 150 restricted shares.
(23)	Includes (i) 5,800 shares of common stock, which shares are issuable upon the exercise of vested options or options that are to become vested within 60 days following April 15, 2008 and (ii) 150 restricted shares.
(24)	Includes (i) 497,143 shares of common stock that are issuable upon the exercise of vested options or options that are to become vested within 60 days following April 15, 2008, (ii) 79,033 restricted shares held by officers and directors, (iii) warrants exercisable for 288,019 shares of common stock held by PRFH and (iv) 1,388,889 restricted shares held by PRFH.

REPORT OF COMPENSATION COMMITTEE

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis (the “CD&A”) for the year ended December 31, 2007 with management. Based on these reviews and discussions, the Compensation Committee recommended to the full Board that the CD&A be included in this proxy statement and in the Annual Report on Form 10-K for the fiscal year ended December 31, 2007 for filing with the Securities and Exchange Commission.

By the Compensation Committee of the Board of Directors:

Norbert G. Riedel (Chair)

William R. Mattson, Jr.

John E. Voris

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Objectives of Compensation Program

Our goal is to attract, retain, motivate, and reward our employees through the use of competitive compensation plans that serve to closely align employee interests with that of the Company and the long-term interests of our stockholders. Competitive and labor market dynamics as well as financial position influence our compensation philosophy. We strive to retain and reward the highest caliber management team by offering competitive compensation plans, which are comparable to those offered by our competitors, and promote performance-based compensation. To more closely align the interests of employees with those of the stockholders, we employ equity-based employee awards.

Overview of Compensation and Process

We strive to attract and retain the necessary executive talent, reward annual performance and provide incentives to reward performance that is intended to create long-term stockholder value. The amount of each element of compensation is determined by or under the direction of our Compensation Committee, which considers the following factors in determining the amount of salary and other benefits to pay each executive:

•	performance against corporate and individual goals for the previous year;

•	difficulty of achieving desired results in the coming year;

•	value of his or her unique skills and capabilities to support long-term performance of the Company;

•	performance of their general management responsibilities; and

•	contribution as a member of the executive management team.

Our compensation policy strives to provide a balance between short and long-term compensation in order to attract and retain talent and provide incentives to maximize long-term value for our company and our stockholders. The compensation of the executive officer team consists of a combination of salary, annual cash incentives, equity grants, contributions to or accruals under benefit plans and participation in various other plans generally available to all employees, such as our 401(k) plan. We provide cash compensation in the form of base salary to meet competitive salary norms and annual cash incentive payments to reward performance against specific annual corporate goals. We provide equity awards to reward performance against specific objectives and long-term strategic goals and help align the interest of our executive officers with those of our stockholders. Equity awards are determined by performance and competitive market practice with respect to equity awards granted to executives as a percentage of common shares outstanding.

Each year we review the compensation paid to all employees, including executive officers, to ensure that the key elements and overall compensation remain competitive with prevailing industry benchmark data of similarly situated companies and remain aligned with stockholder interests. In fiscal 2007, the Compensation Committee engaged W.T. Haigh and Company to assist in benchmarking and assessing our compensation program against market standards. W.T. Haigh prepared a benchmarking report for the Compensation Committee based on a peer group of eighteen companies and the Radford Biotechnology Survey, which provides data for a broader range of biotechnology and pharmaceutical companies. The peer group was selected based upon similarities in pharmaceutical industry specialty, number of employees, market capitalization and net sales. The peer group consisted of: Abaxis, Inc., Akorn, Inc., ArQule, Inc., Auxilium Pharmaceuticals, Inc., Barrier Therapeutics, Inc., Bentley Pharmaceuticals, Inc., CollaGenex Pharmaceuticals, Inc., Columbia Laboratories, Inc., Cytogen Corporation, Enzon Pharmaceuticals, Inc., Indevus Pharmaceuticals, Inc., ISTA Pharmaceuticals, Inc., Nabi Biopharmaceuticals, Quidel Corporation, Santarus, Inc., SciClone Pharmaceuticals, Inc., Sciele Pharma, Inc. and Stratagene Corporation. The Compensation Committee utilizes benchmarking data as a guide to ensure that executive compensation and mix of compensation elements remain competitive with market standards.

Compensation Components

The components of our compensation program are described in more detail below:

Base Salary

Base salaries for our named executive officers are established based on their responsibilities, experience, performance and expected contribution to the Company. Salary levels also take into account the salary and compensation paid by similar companies with which we compete for executive talent. Base salaries are reviewed annually taking into account the executive officer’s effectiveness in achieving the corporate goals set out for the previous year, his or her expected contribution for the coming year and the competitive data. Base salaries are also evaluated relative to other components of our compensation program to ensure the executives total compensation and mix of components is consistent with our compensation philosophy and objectives.

Each year, the Company establishes a budget for merit based salary increases for its employees. The Committee retains discretion as to whether or not salary increases will be granted and makes a determination based upon achievement of the corporate goals (discussed under “Annual Incentives” below), individual performance and market data. In fiscal 2007, the Committee determined that the 2007 bases salaries for Messrs. Rauscher, Colangelo and Maitre would remain unchanged.

Annual Incentives

Our named executive officers are eligible to receive annual cash incentive payments in an amount equal to a percentage of their annual base salary based on attainment of corporate performance goals as determined by the

Compensation Committee. The Committee sets a percentage of base salary as a target for each named executive officers annual incentive cash bonus and then determines the annual incentive cash bonus to be paid based on achievement of stated goals.

Each year, the Chief Executive Officer recommends corporate goals for the prospective year. The Compensation Committee reviews, modifies if necessary, and approves the proposed goals and then sets and prioritizes officer performance goals for the year and assigns relative weight of importance for each performance goal. In prior years, in assessing executive officer performance, the Committee considered individual performance goals for each executive officer in addition to the corporate goals. In fiscal 2007, the Committee decided to measure executive officer performance against the corporate goals only and not utilize individual performance goals. The Committee’s decision reflects its belief that the corporate goals provide unified objectives for the management team and a more objective basis for assessing executive performance and determining annual incentive payments.

The fiscal 2007 corporate performance goals were linked to revenue, cash management and certain strategic and operational objectives. The Committee assigned each goal a weight based upon its relative importance to the Company. Credit is awarded and apportioned based on the achievement of a performance goal which ranges from 85% to 150% of the proposed goal. If a goal is not achieved at the 85% level, then no credit is awarded. Based on the actual results and the weight of each goal an aggregate performance score is computed, which is then used to determine the annual incentive amount paid to each named executive officer.

The Committee evaluated overall 2007 performance against the goals summarized below:

•

ANTARA and FACTIVE net sales: The Company established sales targets for each product. Given the importance of product revenues to the Company, the Committee further provided that no incentive payments would be made unless aggregate sales of ANTARA and FACTIVE equaled or exceeded 85% of the aggregate sales target for the products. The Company achieved ANTARA net sales of $58.6M exceeding the established target for that product. FACTIVE US net sales were $16.6M which did not meet the target for that product. Aggregate sales exceeded 85% of the aggregate sales target.

•	Secure additional capital: In April 2007, the Company secured an additional $41.5M in net proceeds exceeding the established target.

•

Additional financial objectives: The Company had a year end cash balance of $12.1M (excluding new financing) which exceeded the goal. However, the net loss of $56M (excluding the impact of certain non-cash gains) did not meet the established objective.

•	Strategic goals: Corporate development and operational goals including, among other items, acquiring or licensing a third product were not achieved in 2007.

Based on these actual results and the weighting of each goal the actual aggregate performance score achieved in fiscal 2007 was 75.6%. The target bonus levels for Messrs. Rauscher, Colangelo and Maitre in fiscal 2007 were 60%, 50% and 40% of their base salaries, respectively, which translate to target bonuses of $259,650, $170,000 and $108,000, respectively, as listed in the “Grant of Plan Based Awards for 2007” presented later in the proxy. Multiplying these target bonuses by the aggregate performance score of 75.6% provides the annual incentive payouts to Messrs. Rauscher, Colangelo and Maitre for fiscal 2007 in the amounts of $196,253, $128,537 and $81,659, respectively, as reported in the “Summary Compensation Table,” which follows this Compensation Discussion and Analysis.

Long-Term Equity Incentives

We grant equity awards to our named executive officers, in the form of restricted stock grants and stock options, to provide employees, including executive officers, with longer term incentives and as a key tool to encourage employee retention. Because of the direct relationship between the value of an equity award and the market price of our common stock, we believe that granting stock options and other equity awards is an effective method of motivating executive officers to manage our company in a manner that is consistent with the interests of our stockholders. Equity awards are typically granted to employees when they are hired, upon promotions and each year in connection with annual performance review. For annual performance grants, the executive team makes a recommendation to the Compensation Committee as part of the Company’s annual salary planning cycle which occurs in March and the Committee determines the grant for each executive officer. Equity awards typically include a mix of options to purchase our common stock and restricted shares of our common stock that vest over a prescribed period. Exercise prices for option grants are wholly determined by the Compensation Committee and are fixed at the fair market value on the date of Compensation Committee approval or at a specified date of grant.

We grant stock awards to our executive officers and eligible employees based upon prior performance, the importance of retaining their services and the potential for their performance to help us attain our long-term goals. In determining annual equity awards the Compensation Committee also takes into account the extent to which previous equity awards continue to provide appropriate incentives to employees. Company and individual performance and competitive market practices are key considerations in determining size and mix of grants for employees, including executive officers. Equity grants awarded to officers and other eligible employees are typically confined to a certain percentage of common shares outstanding. The Committee considered data from benchmarking analysis conducted by W.T. Haigh and Company, which among other compensation elements, compared equity stakes held by the named executive officers to other executives in comparable positions in the peer group and the Radford Survey. Based on the factors described above, the Committee determined that 2007 equity grants should be granted at a level equal to 75% of last year’s grants. On February 25, 2008, as part of the annual process for determining annual compensation and annual equity awards Messrs. Rauscher, Colangelo and Maitre received restricted stock awards of 18,147 shares, 14,672 shares and 14,000 shares, respectively, all of which vest over two years and stock options to purchase 45,303 shares, 36,629 shares and 35,000 shares of common stock, respectively, which vest over two years; however for Messrs. Rauscher and Colangelo, as with other employees with at least two years tenure with the Company, twenty-five percent of the stock options vested on the day of the grant and the remaining seventy-five percent vest over two years. All options were granted at an exercise price of $2.16, the closing sale price of a share of the Company’s common stock on February 25, 2008. These equity awards granted to our executive officers in the aggregate represent 1.2% of common shares outstanding and follow the Company’s practice of considering officer grants within the confines of performance, market practices, annual approved usage rate and past practice with respect to percentage of outstanding shares awarded to our executive officers.

Other Benefits

Our executives are entitled to few benefits that are not otherwise available to all of our employees. Other benefits for executive officers are limited to executive life insurance. Our Chief Executive Officer also receives a predetermined annual allowance of $14,652 as prescribed in Mr. Rauscher’s employment agreement with the Company which is paid primarily for car allowances and Philippe Maitre, our Executive Vice President and Chief Financial Officer, received $64,711 as a reimbursement for relocation expenses in fiscal 2007.

All of our named executive officers participated in our 401(k) plan and received matching employer contributions at the same rate as other employee-participants. Our health and insurance plans are the same for all employees and our healthcare premiums follow a shared cost schedule, under which employees contribute approximately 23% of the healthcare premiums.

Termination-based compensation

Under the terms of their employment agreements, our executive officers are, under specified circumstances, entitled to receive severance payments and, in some cases, accelerated vesting of equity awards upon termination of employment. The severance payments, and in particular the change of control severance, are intended to aid in employee retention and maintain productivity in the event of a change of control of the Company. In addition, these payments are designed to align executive and stockholder interests by enabling executives to consider corporate transactions that are in the best interests of the stockholders and other constituents of the Company without undue concern over whether the transactions may jeopardize the executives’ own employment. The specific triggering provisions and severance due each of the executive officers is described below under “Employment Agreements” and “Potential Payments upon Change of Control.” We believe that our severance arrangements are in line with severance packages offered to executive officers of companies of similar size to us represented in the compensation data we reviewed.

162(m) Policy

Under Section 162(m) of the Internal Revenue Code, publicly held corporations may be prohibited from deducting as an expense for federal income tax purposes total compensation in excess of $1 million paid to certain executive officers in a single year. However, Section 162(m) provides an exception for qualifying “performance-based” compensation, including compensation attributable to certain stock options. We periodically review the potential consequences of Section 162(m) and may structure the performance-based portion of our executive compensation to comply with certain exemptions in Section 162(m). However, we reserve the right to use our judgment to authorize compensation payments that do not comply with the exemptions in Section 162(m) when we believe that such payments are appropriate and in the best interests of the stockholders, after taking into consideration changing business conditions or the officer’s performance.

Post-Employment Compensation

Pension Benefits

We do not provide pension arrangements or post-retirement health coverage for our executives or employees. Our executive officers are eligible to participate in our 401(k) defined contribution plan. In any plan year, we will contribute to each participant a matching contribution equal to 50% of the first 6% of the participant’s compensation that has been contributed to the plan, as prescribed in the plan document and within federal tax limits. All of our executive officers participated in our 401(k) plan during fiscal 2007 and received matching contributions.

Nonqualified Deferred Compensation

We do not provide any nonqualified defined contribution or other deferred compensation plans.

Summary Compensation Table for 2007

The following table sets forth a summary of annual and long-term compensation awarded, earned or paid for the fiscal year ended December 31, 2007 and December 31, 3006 to our Chief Executive Officer and two Executive Vice Presidents.

Name and Principal Position	Year	Salary ($)		Non-Equity Incentive Plan Compensation ($)	Stock Awards ($)(1)	Option Awards ($)(2)	All Other Compensation ($)		Total ($)
Steven Rauscher Chief Executive Officer and President	2007 2006	432,600 432,115		196,253 325,282	156,883 92,196	390,698 919,779	25,709 174,240	(3) (6)	1,202,143 1,943,612
Dominick Colangelo Executive Vice President, Corporate Development and Operations	2007 2006	340,000 338,654		128,537 206,136	125,818 73,757	267,581 193,495	7,200 7,050	(4) (7)	869,136 819,092
Philippe Maitre Executive Vice President and Chief Financial Officer	2007 2006	270,000 155,769	(9)	81,659 96,904	41,546 14,264	52,883 18,001	64,711 22,022	(5) (8)	510,799 306,960

(1)	Reflects the amounts recognized for financial statement reporting purposes for fiscal 2007 and 2006 in accordance with SFAS No. 123R Refer to Note 2, “Stock-Based Compensation,” in the Notes to Consolidated Financial Statements found in our Annual Report on Form 10-K filed with the SEC on February 6, 2008 for the assumptions used to determine the valuation of our stock awards.
(2)	The values shown reflect the dollar amounts relating to option awards recognized for financial statement purposes for the fiscal year ended December 31, 2007 and 2006 in accordance with SFAS No. 123R. Refer to Note 2, “Stock-Based Compensation,” in the Notes to Consolidated Financial Statements found in our Annual Report on Form 10-K filed with the SEC on February 6, 2008 for the assumptions used to determine the valuation of our option awards.
(3)	The 2007 amount represents $3,758 in contributions to Mr. Rauscher’s life insurance premiums, $6,750 to the Company’s 401(k) Retirement Savings Plan and $15,201 in compensation allowances related to car allowances.
(4)	The 2007 amount represents $450 in contributions to Mr. Colangelo’s life insurance premiums, and $6,750 to the Company’s 401(k) Retirement Savings Plan.
(5)	This amount represents $4,673 in contributions to the Company’s 401(k) Retirement Savings Plan and $60,038 in relocation costs.
(6)	The 2006 amount represents $3,758 in contributions to Mr. Rauscher’s life insurance premiums, $6,600 to the Company’s 401(k) Retirement Savings Plan, $14,652 in compensation allowances which are paid in accordance with Mr. Rauscher’s employment agreement primarily for car allowances and $149,230 related to income realized for payment in full of all principal outstanding under a note whereby, the Company loaned Mr. Rauscher $163,000 to allow him to pay income tax liabilities associated with the grant of 3,000 restricted shares. In accordance with the terms of the loan, Mr. Rauscher transferred 3,000 shares to the Company as payment in full under such loan and paid the Company an amount equal to $41,334 for interest due to the Company pursuant to such loan.
(7)	The 2006 amount represents $450 in contributions to Mr. Colangelo’s life insurance premiums, and $6,600 to the Company’s 401(k) Retirement Savings Plan.
(8)	This amount represents $22,022 in relocation costs.
(9)	Mr. Maitre commenced employment with the Company May 2006, and this amount represents the pro-rata amount paid to Mr. Maitre of his $270,000 base salary in fiscal 2006.

Grants of Plan-Based Awards for 2007

The following table sets forth certain information with respect to the options granted during or for the fiscal year ended December 31, 2007 to each of our named executive officers.

	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (1) (#)	All Other Option Awards: Number of Securities Underlying Options (2) (#)	Exercise or Base Price of Option Awards (3) ($)	Grant Date Fair Value of Stock and Option Awards (4) ($)
Name and Principal Position	Target ($)	Maximum ($)	Grant Date
Steven Rauscher Chief Executive Officer and President	259,560	389,340	03/7/07	24,196	60,404	4.94	176,677
Dominick Colangelo Executive Vice President, Corporate Development and Operations	170,000	255,000	03/7/07	19,562	48,838	4.94	141,015
Philippe Maitre Executive Vice President and Chief Financial Officer	108,000	162,000	03/7/07	7,722	19,278	4.94	58,836

(1)	Awards consist of restricted stock awards that vest 50% per year for two years from date of grant.
(2)	All options vest in eight equal quarterly installments beginning 90 days form the grant date.
(3)	The exercise price of the stock option awards is equal to the average of the high and low sales price of the common stock on the day of grant as reported by The NASDAQ Global Market.
(4)	This column represents the grant date fair value of each equity award computed in accordance with SFAS No. 123R. Refer to Note 2, “Stock-Based Compensation,” in the Notes to Consolidated Financial Statements found in our Annual Report on Form 10-K filed with the SEC on February 6, 2008 for the assumptions used to determine the valuation of our equity awards.

Outstanding Equity Awards Value at Fiscal Year-End Table

The following table includes certain information with respect to the value of all unexercised options previously awarded to the named executive officers at the fiscal year end December 31, 2007.

	Option Awards							Stock Awards
Name and Principal Position	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price		Option Expiration Date (1)	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Steven Rauscher Chief Executive Officer and President	34,037 30,000 3,463 1,953 3,751 3,750 2,500 1,667 834 8,251 2,344 2,344 1,069 2,278 51,812 8,311 1 9,285 1 45,834 1,068 1 27,344 — 22,652	— — — — — — — — — — — — — — — — — — 4,166 — — 595 3,311 — 37,752	(3) (4) (4) (4)	— — — — — — — — — — — — — — — — — — — — — — — — —	$ $ $ $ $ $ $ $ $ $ $ $ $ $ $ $ $ $ $ $ $ $ $ $	115.50 115.50 115.50 13.36 45.16 45.16 8.80 8.80 8.80 3.072 10.24 10.24 15.42 41.76 41.76 41.76 21.80 21.80 21.80 21.80 18.20 15.40 15.40 — 4.94	10/25/2010 10/25/2010 10/25/2010 3/6/2012 3/6/2012 3/6/2012 10/9/2012 10/9/2012 10/9/2012 3/11/2013 3/11/2013 3/11/2013 2/3/2014 4/12/2014 4/12/2014 4/12/2014 3/6/2015 3/6/2015 3/6/2015 3/6/2015 12/20/2015 2/26/2016 2/26/2016 — 3/6/2017	— — — — — — — — — — — — — — — — — — — — — — — 12,098 —	(5)	$	— — — — — — — — — — — — — — — — — — — — — — — 16,332 —	— — — — — — — — — — — — — — — — — — — — — — — — —	— — — — — — — — — — — — — — — — — — — — — — — — —

Dominick Colangelo Executive Vice President	6,954 8,672 21,875 — 18,314	6,954 8,670 3,125 — 30,524	(2) (2) (4) (4)	— — — — —	$ $ $ $	28.76 28.76 15.40 — 4.94	1/2/2015 1/2/2015 2/26/2016 — 3/6/2017	— — — 9,781 —	(5)	$	— — — 13,204 —	— — — — —	— — — — —

Philippe Maitre Executive Vice President and Chief Financial Officer	5,469 — — 7,229 —	16,406 — — 10,829 1,220	(2) (4) (4)	— — — — —	$ $ $	13.64 — — 4.94 4.94	05/21/2016 — — 3/6/2017 3/6/2017	— 3,861 6,562 — —	(5) (5)	$ $	— 5,212 8,859 — —	— — — — —	— — — — —

(1)	The expiration date of each option occurs ten years after the date of grant of each option.
(2)	Options become exercisable in four equal annual installments from the date of grant.
(3)	Options become exercisable in twelve equal quarterly installments beginning 90 days from the date of grant.
(4)	Options become exercisable in eight equal quarterly installments beginning 90 days from the date of grant.
(5)	Restricted stock vests in two equal installments on November 30, 2008 and November 30, 2009, respectively.

Options Exercised and Stock Vested in the year ended December 31, 2007

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Steven Rauscher	18,348	23,852
Dominick Colangelo	14,781	19,215
Philippe Maitre	6,049	17,327

Employment Agreements

Steven Rauscher, President and Chief Executive Officer

Steven Rauscher, President and Chief Executive Officer, has an employment agreement with us, which commenced on October 26, 2000. Mr. Rauscher’s current base salary is $432,600 per year. The agreement entitles Mr. Rauscher to receive an annual incentive bonus target of 60% of his base salary based on our achievement of certain performance measures as determined by the Board of Directors. Upon hiring in October 2000, Mr. Rauscher was awarded stock options to purchase 67,500 shares of common stock at an exercise price of $115.50 per share, the fair market value of the common stock on the date of grant. These options are fully vested. In connection with his commencement of employment with us in 2001, Mr. Rauscher was also awarded 3,000 shares of restricted common stock share.

In the event that Mr. Rauscher’s employment is terminated by us for reasons other than for cause, or he terminates it with good reason (as defined), the agreement provides for the continuation of all compensation and benefits for a period of up to 12 months, or until such time as he finds comparable employment, whichever occurs first. Also, if, within two years following a change of control (as defined) of the Company, Mr. Rauscher’s employment is terminated other than for cause, or he experiences a material reduction in responsibilities or compensation, or is required to relocate out of the greater Boston area, he will receive a lump sum severance payment in an amount equal to two times the sum of his base salary and annual target incentive bonus, as well as the pro-rated portion of his target bonus for the year in which his employment is terminated, and any remaining unvested options and restricted shares will immediately and fully vest and all his options will remain exercisable for the shorter of two years from his date of termination or the expiration date of the option. Mr. Rauscher is also entitled to continue to participate in the Company’s group health and dental plans for a period of 24 months following termination and the Company is obligated to continue to contribute to the premium cost of that coverage for such period. Mr. Rauscher’s employment agreement also provides that he will be entitled to receive a payment to cover any excise tax payable with respect to such severance payments as a result of Section 280G of the U.S. tax code.

Dominick Colangelo, Executive Vice President, Corporate Development and Operations

Dominick (Nick) Colangelo, Esq., Executive Vice President, Corporate Development and Operations, has an employment agreement with us, which commenced on January 1, 2005. Mr. Colangelo’s current base salary is $340,000 per year. The agreement, as amended, entitles Mr. Colangelo to receive an annual incentive bonus target of 50% of his salary based on his performance and that of the Company against goals to be determined by the Board of Directors annually. Upon hiring in January 2005, Mr. Colangelo received a cash signing bonus of $100,000 and was awarded stock options to purchase 31,250 shares of common stock at $28.76 per share, the fair market value of the common stock on the date of grant, which options vest in four equal annual installments on the anniversary of his commencement of employment.

In the event that Mr. Colangelo’s employment is terminated by us for reasons other than for cause, or he terminates it with good reason (as defined), the agreement provides for the continuation of all compensation and benefits for a period of up to nine months, or until such time as he finds comparable employment, whichever occurs first. Also, if, within two years following a change of control (as defined) of the Company, Mr. Colangelo’s employment is terminated other than for cause, or he experiences a material reduction in responsibilities or compensation at the surviving company, or he is required to relocate out of the greater Boston area, he will receive a lump sum severance payment equal to one and a half times the sum of his base salary and annual target incentive bonus, as well as the pro-rated portion of his target bonus for the year in which his employment is terminated and any remaining unvested restricted shares and options will immediately and fully vest and all his options will remain exercisable for the shorter of two years from his date of termination or the expiration date of the option. Mr. Colangelo is also entitled to continue to participate in the Company’s group health and dental plans for a period of 18 months following termination and the Company is obligated to continue to contribute to the premium cost of that coverage for such period. Mr. Colangelo’s employment agreement also provides that he will be entitled to receive a payment to cover any excise tax payable on such severance payments as a result of Section 280G of the U.S. tax code.

Philippe Maitre, Executive Vice President and Chief Financial Officer

Philippe Maitre, Executive Vice President and Chief Financial Officer, has an employment agreement with us, which commenced on May 22, 2006. Mr. Maitre’s current base salary is $300,000 per year. The agreement entitles Mr. Maitre to receive an annual incentive bonus target of 50% of his base salary based on his performance and that of the Company against goals to be determined by the Board of Directors annually after consultation with Mr. Maitre. Upon hiring, Mr. Maitre received a cash signing bonus of $25,000 and was awarded (i) stock options to purchase 21,875 shares of common stock at an exercise price of $13.64 per share, the fair market value of the common stock on the date of grant, which options vests in four equal annual installments on the anniversary of his commencement of employment, and (ii) 8,750 shares of restricted common stock which stock vest in four equal annual installments on the anniversary of his commencement of employment. We also agreed to reimburse Mr. Maitre for reasonable relocation expenses up to $125,000.

In the event that Mr. Maitre’s employment is terminated by us for reasons other than for cause, or he terminates it with good reason (as defined), the agreement provides for the continuation of all compensation and benefits for a period of up to nine months, or until such time as he finds comparable employment, whichever occurs first. Also, if, within two years following a change of control (as defined) of the Company, Mr. Maitre’s employment is terminated other than for cause, or he experiences a material reduction in responsibilities at the surviving company, he will receive a lump sum severance payment equal to one and a half times the sum of his base salary and annual target incentive bonus, as well as the pro-rated portion of his target bonus for the year in which his employment is terminated and any remaining unvested restricted shares and options will immediately and fully vest and all his options will remain exercisable for the shorter of two years from his date of termination or the expiration date of the option. Mr. Maitre is also entitled to continue to participate in our group health and dental plans for a period of 18 months following termination and the Company is obligated to continue to contribute to the premium cost of that coverage for such period. Mr. Maitre’s employment agreement also provides that he will be entitled to receive a payment to cover any excise tax payable on such severance payments as a result of Section 280G of the U.S. tax code.

Potential Payments Upon Termination of Employment or Change of Control Under Employment Agreements

The following table summarizes the potential payments to each named executive officer assuming that one of the following events occurs. The table assumes that the event occurred on December 31, 2007, the last business day of our fiscal year. We have assumed a price per share of our common stock of $1.35, which was the closing price of our common stock on December 31, 2007.

Name	Termination Other Than “For Cause” or Resignation With Good Reason		Termination Other Than “For Cause” Following a Change in Control
Steven Rauscher President and Chief Executive Officer	$705,402	(1)	$2,444,928	(2)

Dominick Colangelo Executive Vice President, Corporate Development and Operations	392,432	(3)	1,213,489	(4)

Philippe Maitre Executive Vice President and Chief Financial Officer	293,432	(5)	878,009	(6)

(1)	Includes payment of the following: $432,600 for the continuation of salary, $259,560 for his target bonus and $13,242 for continuation of benefits for a period of 12 months following such termination, or until Mr. Rauscher finds comparable employment. We have assumed payment for the full 12 months.
(2)	Includes payment of the following: $1,384,320 in a lump sum payment for salary and bonus, equivalent to two times his base salary for fiscal year 2007 plus two times his annualized target incentive bonus; $259,560 for the pro-rated portion of his target bonus for the year in which he was terminated; $26,485 for benefits, the value of which is based upon the premiums in effect on December 31, 2007; $183,833 for accelerated vesting of equity awards, based on the fair value of unvested stock options as of December 31, 2007 in accordance with the provisions of Statement of Financial Accounting Standards (“SFAS”) No. 123R, “Share-based Payments”; and, $590,730 for any excise tax payable with respect to such severance payments in accordance with Section 280G of the U.S. tax code. The gross-up figures assume a December 31, 2007 change in control and termination date. For purposes of these figures, the following are included as parachute payments: cash severance payable upon the termination in connection with the change of control, additional pro-rated bonus amounts payable upon the termination, and the value of the acceleration of outstanding equity awards, all determined in accordance with applicable tax regulations. Any earned but unpaid salary or bonus amounts due following the termination are not treated as parachute payments. We have assumed that all outstanding options are cashed out in the assumed transaction for an amount equal to the excess, if any, of $1.35 (the closing price of our common stock on December 31, 2007, the last business day of the year) over the exercise per share under the option, multiplied by the number of shares subject to the option. Finally, these figures assume that none of the parachute payments will be discounted as attributable to reasonable compensation and no value is attributed to the executive executing a non-competition agreement in connection with the assumed termination of employment.
(3)	Includes payment of $255,000 for the continuation of salary, $127,500 for his target bonus and $9,932 for continuation of benefits for a period of nine months following such termination, or until Mr. Colangelo finds comparable employment. We have assumed payment for the full nine months.
(4)

Includes payment of the following: $765,000 in a lump sum payment for salary and bonus, equivalent to one and a half times the sum of his base salary for fiscal year 2007 plus his annualized target incentive bonus; $170,000 for the pro-rated portion of his target bonus for the year in which he was terminated; $19,864 for benefits, the value of which is based upon the premiums in effect on December 31, 2007; and $258,625 for accelerated vesting of equity awards, based on the fair value of unvested stock options as of December 31, 2007 in accordance with the provisions of SFAS No. 123R, “Share-based Payments”.

(5)	Includes payment of $202,500 for the continuation of salary, $81,000 for his target bonus and $9,932 for continuation of benefits for a period of nine months following such termination, or until Mr. Maitre finds comparable employment. We have assumed payment for the full nine months.
(6)	Includes payment of the following: $567,000 in a lump sum payment for salary and bonus, equivalent to one and a half times the sum of his base salary for fiscal year 2007 plus his annualized target incentive bonus; $108,000 for the pro-rated portion of his target bonus for the year in which he was terminated; $19,864 for benefits, the value of which is based upon the premiums in effect on December 31, 2007; and, $183,145 for accelerated vesting of equity awards, based on the fair value of unvested stock options as of December 31, 2007 in accordance with the provisions of SFAS No. 123R, “Share-based Payments”.

EXECUTIVE OFFICERS

The executive officers of the Company who are not also directors of the Company are as follows:

Name	Position
Philippe Maitre	Executive Vice President and Chief Financial Officer
Dominick Colangelo	Executive Vice President, Corporate Development and Operations

Mr. Maitre was appointed Senior Vice President and Chief Financial Officer of the Company in May 2006 and promoted to Executive Vice President in February 2008. Mr. Maitre worked for 18 years at Sanofi-Aventis and predecessor companies, serving most recently as Deputy CFO and Corporate Controller. Mr. Maitre then served as Chief Financial Officer of PPD, Inc. from 2000 to 2002, as President and Chief Executive Officer of ANOSYS Inc. from 2003 to 2005 and subsequently as a consultant to various biopharmaceutical companies until his employment by the Company.

Mr. Colangelo was appointed Senior Vice President for Corporate Development and Operations in January 2005 and promoted to Executive Vice President in February 2006. Prior to joining the Company, Mr. Colangelo was Director of Lilly Ventures, for Eli Lilly. Previously, Mr. Colangelo held several executive positions with Eli Lilly, including Director, Strategy and Business Development for the Growth Disorders Products group. Mr. Colangelo joined Eli Lilly in 1995.

DIRECTOR COMPENSATION FOR THE YEAR ENDED DECEMBER 31, 2007

The following table provides information on compensation awarded or paid to non-employee directors of Oscient for the fiscal year ended December 31, 2007.

Name (1)	Fees Earned or Paid in Cash ($)(2)	Stock Awards ($)(3)(5)(6)	Option Awards ($)(4)(5)(6)	Total ($)
G. Brown	52,000	3,389	3,575	58,964
R. Hennessey	57,000	1,849	14,262	73,111
J. Leone	0	30	29	59
W. Mattson	55,200	3,281	3,326	61,807
G. Patou	56,500	1,849	14,485	72,834
W. Reardon	70,000	1,849	14,262	86,111
N. Riedel	66,500	1,849	14,810	83,159
D. Stone	82,917	1,849	14,262	99,028
J. Voris	62,000	1,849	19,146	82,995
W. Flamenbaum	0	2,216	2,470	4,686

(1)	Mr. Steven Rauscher, a director of our company, has been omitted from this table since he receives no compensation for serving on our Board.
(2)	Amounts consist of the fees paid to directors described below under the heading “Overview of Non-Employee Director Compensation.”
(3)	This column reflects awards of restricted stock which will vest annually over a two-year period. In accordance with SFAS No. 123R the amounts shown above reflect the value of the stock awards (based on the grant date fair value) amortized over the portion of the service period which lapsed during the year. Refer to Note 2, “Stock-Based Compensation,” in the Notes to Consolidated Financial Statements found in our Annual Report on Form 10-K filed with the SEC on February 6, 2008 for the assumptions used to determine the valuation of our stock awards.
(4)	This column reflects awards of stock options which will vest quarterly over two to three years. The values shown reflect the dollar amounts relating to option awards recognized for financial statement purposes for the fiscal year ended December 31, 2007 in accordance with SFAS No. 123R. Refer to Note 2, “Stock-Based Compensation,” in the Notes to Consolidated Financial Statements found in our Annual Report on Form 10-K filed with the SEC on February 6, 2008 for the assumptions used to determine the valuation of our option awards.
(5)	Unless otherwise noted below, the grant date fair value of each stock option awarded to Non-Employee Directors is $4.91, except for Mr. Leone’s options which are valued at $1.47.
(6)	The following are the aggregate number of option and restricted stock awards outstanding that have been granted to each of our non-employee directors as of December 31, 2007, the last day of the 2007 fiscal year: G. Brown 3,150; J. Leone 2,100; R. Hennessey 11,433; W. Mattson 3,150; G. Patou 6,725; W. Reardon 11,692; N. Reidel 22,381; D. Stone 19,570; and J. Voris 6,725.

Overview of Non-Employee Director Compensation

We review the level of compensation of our non-employee directors periodically to ensure that remuneration elements remain competitive. We have historically obtained data from a number of different sources including:

•	publicly available data describing director compensation in peer companies;

•	survey data collected by our human resources department; and

•	information obtained directly from other companies.

Pursuant to the 2001 Incentive Plan, each non-employee director receives an annual retainer of $40,000 and the chairman of the Board of Directors receives an additional $20,000. Additional retainers are paid for membership on the Board’s committees. Members of the Audit Committee receive an annual retainer of $15,000, while the chairman receives $30,000. Members of the Compensation Committee receive an annual retainer of $10,000, while the chairman receives $20,000. Members of the Nominating and Corporate Governance Committee, including the chairman, receive an annual retainer of $5,000. Members of the Compliance Committee receive $10,000, while the chairman receives $15,000.

In addition to the annual retainers, non-employee directors were also granted (i) upon their initial election to the Board, options to receive an aggregate of 1,500 shares of common stock that vest equally over three years with an exercise price equal to the fair market value at date of grant, and a restricted stock award of 600 shares of common stock that vests equally over three years; and (ii) upon their re-election to the Board, options to receive an aggregate of 750 shares of common stock that vest equally over two years with an exercise price equal to the fair market value at date of grant, and a restricted stock award of 300 shares of common stock, that vests equally over two years with an exercise price equal to the fair market value at date of grant. Upon a change of control, if within two years following such event, a director is either not nominated to serve as a director or is not elected by the stockholders to serve as a director, all of such director’s unvested options become exercisable upon such director ceasing to be a director of the Company and all of the director’s options remain exercisable until the earlier of two years from the date such director ceases to be a director and the final exercise date of such option.

Directors who are also our employees do not receive cash or equity compensation for service on the Board in addition to compensation payable for their service as employees of Oscient.

Related Party Transactions

In accordance with our Audit Committee charter, our Audit Committee is responsible for reviewing and approving the terms and conditions of all related party transactions. Although we have not entered into any financial transactions with any immediate family member of a director or executive officer of our Company, if we were to do so, any such material financial transaction would need to be approved by our Audit Committee. A report is made to our Audit Committee annually disclosing all related parties that are employed by us and related parties that are employed by other companies with whom we had a material relationship during that year, if any. In determining whether to approve or ratify an interested transaction, the Audit Committees takes into account such factors as they deem appropriate, which may include whether the interested transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction. Our Audit Committee also reviews and approves our proxy statement and the information contained therein.

The Board of Directors has determined that each of Messrs. Reardon, Riedel, Voris, Stone, Mattson and Hennessey is independent within the meaning of Rule 4200 of the NASDAQ Stock Market, Inc. (“NASDAQ”) listing standards as currently in effect and on the date of our annual meeting of stockholders.

Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934 that might incorporate future filings, including this Proxy Statement, in whole or part, the following Report of the Audit Committee shall not be incorporated by reference into any such filings.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee’s primary function is to assist the Board of Directors in monitoring the integrity of our financial statements, systems of internal control and the independence and performance of the independent registered public accounting firm. The Audit Committee’s specifically enumerated powers and responsibilities include hiring and terminating the independent registered public accounting firm, pre-approving any engagements of the independent registered public accounting firm for non-audit services, receiving and reviewing the reports of the CEO and CFO required by Section 302 of the Sarbanes-Oxley Act of 2002 and Rule 13a-14 of the Securities Exchange Act of 1934, and reviewing our ethics and compliance programs.

The Audit Committee is currently comprised of three of our independent, non-employee directors. The Board of Directors and the Audit Committee believe that the Audit Committee’s current member composition satisfies the rule of the National Association of Securities Dealers, Inc. that governs audit committee composition, including the requirements that:

•	all Audit Committee members are “independent directors” as that term is defined by NASD Rule 4200(a)(15);

•	all Audit Committee members are able to read and understand fundamental financial statements; and

•	at least one Audit Committee member is an “Audit Committee Financial Expert” as defined by 17 CFR Part 228.41(e).

For the fiscal year ended December 31, 2007, the Audit Committee consisted of William Reardon, Committee Chairperson, David Stone and Robert J. Hennessey.

The Audit Committee has reviewed and discussed with management the financial statements for fiscal year 2007 audited by Ernst & Young LLP, the Company’s independent registered public accounting firm. The Audit Committee has discussed with Ernst & Young LLP various matters related to the financial statements, including those matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU 380).

Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, issued by the Auditing Standards Board of the American Institute of Certified Public Accountants, requires the independent registered public accounting firm to provide the Audit Committee with additional information regarding the scope and results of the audit, including:

•	the independent registered public accounting firm’s responsibilities under generally accepted auditing standards;

•	the independent registered public accounting firm’s judgments about the quality of Oscient’s accounting principles;

•	the adoption of, or a change in, accounting policies;

•	sensitive accounting estimates;

•	accounting for significant, unusual transactions and for controversial or emerging areas;

•	significant audit adjustments;

•	unadjusted audit differences considered to be immaterial;

•	other information in documents containing audited financial statements;

•	total fees for management consulting services and other types of services rendered;

•	disagreements with management on financial accounting and reporting matters;

•	major issues discussed with management prior to retention;

•	consultation with other accountants;

•	difficulties encountered in performing the audit;

•	material errors, fraud and illegal acts;

•	critical accounting policies and practices;

•	material alternative treatments discussed with management; and

•	other written communications with management.

The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by this Statement.

The Audit Committee has also received the written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), and has discussed with Ernst & Young LLP its independence. When considering Ernst & Young’s independence, the Audit Committee considered whether Ernst & Young’s provision of services to us beyond those rendered in connection with its audit and reviews of our consolidated financial statements was compatible with maintaining their independence and discussed with them any relationships that may impact their objectivity and independence. Based upon such review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2007 for filing with the Securities and Exchange Commission. The Audit Committee also reviewed, among other things, the amount of fees paid to Ernst & Young for audit and non-audit services in 2007. Information about the independent registered public accounting firm’s fees for 2007 is included in this proxy statement under “Principal Accounting Fees and Services.” The Audit Committee has also selected Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2008.

AUDIT COMMITTEE

William S. Reardon, Chairperson

Robert J. Hennessey

David K. Stone

BOARD MEETINGS AND COMMITTEES

Our directors are elected at the annual meeting of stockholders and hold office (subject to the By-laws) until the next annual meeting of stockholders and until their successors are elected and qualified. Messrs. Rauscher, Stone, Hennessey, Mattson, Reardon, Riedel and Voris and Drs. Brown, Patou and Flamenbaum were elected as directors of the Company at the annual meeting of stockholders held on June 6, 2007. Dr. Flamenbaum resigned from our Board on December 5, 2007 and was replaced by Mr. Leone as Paul Capital’s representative to our Board. The Board of Directors has determined that each of Messrs. Reardon, Riedel, Voris, Stone, Mattson and Hennessey is independent within the meaning of Rule 4200 of the NASDAQ Stock Market, Inc. (“NASDAQ”) listing standards as currently in effect and on the date of our annual meeting of stockholders.

Board of Directors Meetings

The Board of Directors held nine meetings during the last fiscal year. All directors attended more than 75% of the aggregate number of (i) meetings of the Board of Directors held during the period he or she was a director and (ii) meetings held by all committees of the Board on which he or she served during the periods that he or she served.

Audit Committee

We have an Audit Committee established in accordance with applicable rules. The Audit Committee of the Board of Directors currently consists of Messrs. Reardon, Hennessey and Stone. In the opinion of the Board of Directors, each of the members of the Audit Committee is independent within the meaning of Rules 4200 and 4350 of the NASDAQ listing standards (as currently in effect and on the date of our annual meeting of stockholders). The Board of Directors has determined that Mr. Reardon, the Chairman of the Audit Committee, possesses the attributes of an audit committee financial expert under the rules of the SEC and the NASDAQ, and has, therefore, designated him as the Audit Committee financial expert. The Audit Committee held six meetings during the last fiscal year, one of which was a joint meeting with the Compliance Committee.

The Board of Directors has adopted an Audit Committee Charter. A copy of the charter is available on the Company’s website (www.oscient.com).

Compensation Committee

The Board of Directors has a compensation committee, which currently consists of Dr. Riedel (Chairman), Mr. Voris and Mr. Mattson. All members of the Compensation Committee are independent directors, and none of them are present or past employees or officers of ours or any of our subsidiaries. No member of the Compensation Committee has had any relationship with us requiring disclosure under Item 404 of Regulation S-K under the Exchange Act. None of our executive officers has served on the Board or Compensation Committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers served on our Board or compensation committee. The Compensation Committee held six meetings during the last fiscal year. In fiscal 2007, the Compensation Committee retained W.T. Haigh and Company as a compensation consultant to assist it benchmarking our compensation against industry standards, as described in more detail in the Compensation Discussion and Analysis above.

The Compensation Committee’s primary purpose and responsibilities include the following:

•

Review and approve corporate goals and objectives relating to CEO and other executive officer compensation, evaluate the CEO’s and other executive officers’ performance in light of those goals and objectives and, either as a committee or together with the other independent directors, determine and approve the CEO’s and other executive officers’ compensation level (encompassing base pay, management incentive plans, stock, benefits and perquisites);

•	Make recommendations to the Board regarding director compensation;

•	Make recommendations to the Board regarding the adoption of employee incentive compensation plans and equity-based plans;

•	Oversee administration of our equity-based plans;

•	Review and approve management proposals for annual employee salary planning; and

•	Perform periodic review of major employee benefit plans.

The Board of Directors has adopted a Compensation Committee Charter. A copy of the charter is available on the Company’s website (www.oscient.com).

Nominating and Corporate Governance Committee

We have a Nominating and Corporate Governance Committee composed of independent members within the meaning of rule 4200 of the NASDAQ listing standards, which currently consists of Mr. Stone (Chairman), Dr. Riedel and Mr. Voris. The Nominating and Corporate Governance Committee did not hold any meetings during the last fiscal year.

The Board of Directors has adopted a Nominating and Corporate Governance Committee Charter. A copy of the charter is available on the Company’s website (www.oscient.com). Under the charter, the responsibilities of the Nominating and Corporate Governance Committee include:

•	identifying and evaluating individuals qualified to become members of the Board; and

•	recommending nominees for the annual meeting of stockholders.

The Nominating and Corporate Governance Committee will consider director candidates recommended by our stockholders. Recommendations with regard to nominees for election to the Board of Directors may be submitted by any stockholder entitled to vote for the election of directors in writing, received by the Clerk of the Company at least 120 days prior to the date on which we first mailed our proxy materials for the prior year’s annual meeting of stockholders, or, if we did not have an annual meeting of stockholders in the prior year, 90 days prior to the date of the annual meeting. Each notice of nomination must set forth (i) the name, age, business address and, if known, residence address of each nominee, (ii) the principal occupation or employment of each such nominee, and (iii) the number of shares of our common stock which are beneficially owned by each such nominee. All such notices should be sent to: Oscient Pharmaceuticals, 1000 Winter Street, Suite 2200, Waltham, MA 02451, Attn: Clerk.

The Nominating and Corporate Governance Committee has established certain minimum qualifications for Board members, including:

•	the ability of the prospective nominee to represent the interests of our stockholders;

•	the prospective nominee’s standards of integrity, commitment and independence of thought and judgment;

•

the prospective nominee’s ability to dedicate sufficient time, energy and attention to the diligent performance of his or her duties, including consideration of his or her service on other corporate boards;

•	the prospective nominee’s ability to contribute to the range of talent, skill and expertise present on the Board; and

•	the extent to which the prospective nominee helps the Board reflect the diversity of our stockholders, employees, customers and communities.

The Nominating and Corporate Governance Committee also considers the ability of the nominee to meet the applicable requirements of SEC regulations, state law and our Articles of Organization and By-laws.

The Nominating and Corporate Governance Committee has established a process for identifying and evaluating nominees for director. The Committee will annually assess the qualifications, expertise, performance and willingness to serve of existing directors. If at this time or at any other time during the year the Board of Directors determines a need to add a new director with specific qualifications or to fill a vacancy on the Board, the Nominating and Corporate Governance Committee will then initiate the search, working with staff support and seeking input from other directors and senior management, considering nominees previously submitted by stockholders, and, if deemed necessary or appropriate, hiring a search firm. An initial slate of candidates satisfying the specific qualifications, if any, and otherwise qualifying for membership on the Board will then be identified and presented to the independent directors. The independent directors will then prioritize the candidates and determine if other directors or senior management have relationships with the preferred candidates and can initiate contact. If not, contact would be initiated by a search firm. To the extent feasible, all of the members of the Nominating and Corporate Governance Committee and the CEO will interview the prospective candidate(s). Evaluations and recommendations of the interviewers will be submitted to the whole Board for final evaluation. The Board will meet to consider such information and to select candidates for appointment to the Board at the annual meeting. Nominees recommended by a stockholder will be evaluated on the same basis as other nominees.

Compliance Committee

We established a Compliance Committee of the Board of Directors in July 2005. The Compliance Committee currently consists of four Board members: Dr. Patou (Chairman) and Messrs. Mattson, Stone and Voris. The Compliance Committee had three meetings during the last fiscal year, one of which was a joint meeting with the Audit Committee.

The Board of Directors has adopted the Compliance Committee Charter. A copy of the charter is available on the Company’s website (www.oscient.com). Under the charter, the responsibilities of the Compliance Committee include:

•

review the adequacy of our internal controls, policies, procedures and programs regarding (i) product safety and quality, (ii) the development, manufacturing, marketing, distribution and sale of our products, and (iii) our compliance with related legal and regulatory requirements; and

•

oversee the work of our senior compliance executives and other relevant members of senior management and receive reports from such officers about material issues and/or matters related to our compliance with such laws and regulations.

The Compliance Committee does not have oversight responsibility for financial matters, including financial statements and systems of internal control over financial reporting, which are monitored by the Audit Committee.

Security Holder Communications with the Board of Directors

We have established procedures for security holders to communicate directly with the Board of Directors on a confidential basis. Security holders who wish to communicate with the Board or with a particular director may send a letter to the Chief Financial Officer of the Company at 1000 Winter Street, Suite 2200, Waltham, MA 02451. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Security Holder-Board Communication” or “Security Holder-Director Communication.” All such letters must identify the author as a security holder and clearly state whether the intended recipients are all members of the Board or just certain specified individual directors. The Chief Financial Officer will make copies of all such letters and circulate them to the directors addressed. If a security holder wishes the communication to be confidential, such security holder must clearly indicate on the envelope that the communication is “confidential.” The Chief Financial Officer will then forward such communication, unopened, to the Chairman of the Board of Directors.

Code of Conduct and Ethics

We have adopted a written code of conduct and ethics that applies to all our directors, officers and employees, including our chief executive officer and our chief financial and accounting officer. We have posted a current copy of the code on our website, which is located at www.oscient.com. In addition, we intend to post on our website all disclosures that are required by law or NASDAQ listing standards concerning any amendments to, or waivers from, any provision of the code.

Attendance of Directors at Annual Meetings

All members of the Board of Directors are encouraged, but not required, to attend our annual meetings of stockholders. At our 2007 Annual Meeting of Stockholders, all of the directors then in office were in attendance.

PROPOSAL A

ELECTION OF NINE DIRECTORS

The shareholders are being asked to fix the number of directors at nine and elect the nine nominees listed below. It is intended that the enclosed proxy will be voted for the election of the nine persons named below unless such authority has been withheld in the proxy. Each director will hold office until the next annual meeting and until his successor is elected and qualified. The nominees for election as directors at the Annual Meeting who receive the greatest number of votes properly cast for the election of directors shall be elected directors. If any nominee should be unavailable for election at the time of the Annual Meeting (which is not presently anticipated) the persons named as proxies may vote for another person in their discretion or may vote for fewer than nine directors. All the directors listed below are currently directors of the Company. Each nominee has agreed to serve as director if elected at the meeting.

The nominees for directors of the Company who are proposed for election at the meeting, their ages, and a description of their principal occupations are set forth in the following table. The principal occupations and business experience of the nominees for the past five years have been with the employers indicated, although in some cases they have held different positions with such employers.

Name	Age	Principal Occupation and other Directorships	Director Since
David K. Stone	51	Mr. Stone is the Founder and Managing Director of Liberty Tree Advisors, LLC, a consulting and private placement firm focusing on emerging life sciences companies. He was a Managing Director, Partner and Venture Advisor at Flagship Ventures, an early-stage venture capital firm, from 2000 to 2007. From 1989 to 1999, Mr. Stone was at Cowen & Company, where he followed the biopharmaceutical industry, holding the position of Managing Director from 1994 to 1999. Mr. Stone began his career in biotechnology in 1983 as a Project Manager and later Communications Director at Genetics Institute (now part of Wyeth Pharmaceuticals). He earned a B.S. in Microbiology from Colorado State University and an M.B.A. from Harvard Business School.	2001

Gregory Brown, M.D.	54	Dr. Brown joined the Oscient Board in August 2006. He is a founder and Managing Director of Cowen Healthcare Royalty Partners, an alternative asset management practice affiliated with Cowen Group, Inc. From 2006 to 2007, Dr. Brown served as an independent consultant at Compo Capital Advisors, LLC. Dr. Brown was previously a Partner at Paul Capital Partners from 2003 to 2006. Dr. Brown also worked at Adams, Harkness & Hill from 1997 to 2002, where he served as the co-head of investment banking, and at Vector Securities International from 1992 to 1997. Before receiving his business degree, Dr. Brown was a practicing thoracic and vascular surgeon. He earned his M.B.A from Harvard Business School, his M.D. from SUNY Upstate Medical Center, and his A.B. from Yale College.	2006

Name	Age	Principal Occupation and other Directorships	Director Since
John R. Leone	63	Mr. Leone, a Partner at Paul Capital Healthcare, has over 30 years of pharmaceutical industry experience. Most recently, he was President and Chief Executive Officer of Cambrex Corporation, a life sciences company committed to accelerating the discovery and commercialization of human therapeutics. Previously, Mr. Leone was at Aventis, where he served as Senior Vice President and Chief Operating Officer of U.S. Commercial Operations. Among other initiatives, Mr. Leone spearheaded the successful integration of Aventis’ predecessor companies, Rhone-Poulenc Rorer and Hoechst Marion Roussel. His industry experience also includes both domestic and international management roles with Pfizer and Wyeth. Mr. Leone currently serves on the board of directors of Viropharma and Forticell Bioscience. Mr. Leone received his B.S. degree in Engineering from the U.S. Military Academy at West Point and his M.B.A. from the University of Colorado.	2007

Robert J. Hennessey	66	Mr. Hennessey served as Chief Executive Officer and President of Oscient Pharmaceuticals from March 1993 until October 2000 and Chairman of the Board from May 1994 through May 2003. Mr. Hennessey served as interim Chief Executive Officer of Penwest Pharmaceuticals from February 15, 2005 to December 15, 2005. Mr. Hennessey currently serves on the board of directors of Penwest Pharmaceuticals and, until January 31, 2008, Repligen Corporation. Prior to joining Oscient in 1993, Mr. Hennessey had significant pharmaceutical industry experience, holding positions in Strategic Planning and Business Development for Sterling Drug, Abbott Laboratories, SmithKline and Merck Sharp & Dohme.	1993

William R. Mattson, Jr.	61	Mr. Mattson is Chairman Emeritus of The Mattson Jack Group, a healthcare consulting firm he established in 1986. Previously, Mr. Mattson worked for Monsanto and its subsidiary Searle Pharmaceuticals from 1983-1986 as Director of Marketing Development and Area Vice President. From 1970 to 1983, Mr. Mattson worked in various general management and business development roles at Abbott Laboratories. Mr. Mattson is a member of the St. Louis College of Pharmacy Board of Trustees.	2006

Gary Patou, M.D.	49	Dr. Patou joined Oscient Pharmaceuticals following the merger with GeneSoft Pharmaceuticals and served as Executive Vice President and Chief Medical Officer through April 2005. He is currently an executive partner at MPM Capital. Prior to the merger, Dr. Patou served as President of Genesoft beginning in December 2000. Prior to joining Genesoft, Dr. Patou worked at GlaxoSmithKline (1995-	2005

Name	Age	Principal Occupation and other Directorships	Director Since
		2000), initially as Vice President of Anti-Infective Development. He subsequently became Senior Vice President & Director, Project and Portfolio Management with responsibility for all therapy areas. Dr. Patou began his career with British Biotech Pharmaceuticals (now Vernalis). He qualified as a physician in the UK in 1982 and is a fellow of the Royal College of Pathologists. Dr. Patou also currently serves on the board of Xenon Pharmaceuticals.

Steven M. Rauscher	54	Mr. Rauscher became the Chief Executive Officer and President of Oscient in October 2000 and served as Chairman from May 2003 to February 2004. Previously, he had been the Chief Executive Officer and a director of Americas Doctor, Inc., a company that provides clinical research and marketing services to the pharmaceutical industry, since 1995. Mr. Rauscher was employed by Abbott Laboratories from 1975 to 1993 holding various positions including Vice President of Sales for the U.S. Pharmaceutical Products Division, Vice President of Business Development for the International Products Division, and Vice President of Corporate Licensing. Mr. Rauscher is a member of the Board of Directors for Acorda Pharmaceuticals and Target Discovery, Inc.	1993

William S. Reardon	61	Mr. Reardon is retired from PricewaterhouseCoopers LLP where he was employed from June 1973 to July 2002. Until his retirement, Mr. Reardon was a business assurance (audit) partner at PWC’s Boston office and leader of its Life Sciences Industry Practice for New England and the Eastern United States. From 1998 to 2000, Mr. Reardon served on the Board of the Emerging Companies Section of the Biotechnology Industry Organization. He also served on the Board of Directors of the Massachusetts Biotechnology Council from 2000 until his retirement from PWC. Mr. Reardon is currently a Board Member at Idera Pharmaceuticals, Inc., and Synta Pharmaceuticals, Inc., serving as Audit Committee Chairman of each.	2003

Norbert G. Riedel, Ph.D.	50	Dr. Riedel is currently Chief Scientific Officer and Corporate Vice President for Baxter International Inc., a manufacturer of health care products, specialty therapeutics and medical instruments. From 1998 until March 2001, Dr. Riedel served as President of the Recombinant Strategic Business Unit for Baxter Bioscience, a division of Baxter International. Prior to joining Baxter in 1998, Dr. Riedel served as Head of Global Biotechnology for Hoechst Marion Roussel, Inc.	1999

THE BOARD OF DIRECTORS RECOMMENDS FIXING THE NUMBER OF DIRECTORS AT NINE AND THE ELECTION OF THE NINE NOMINEES DESCRIBED ABOVE.

PROPOSAL B

APPROVAL OF AN AMENDMENT TO THE 2001 INCENTIVE PLAN

Overview

The Company recognizes the importance of stock options, stock awards and other performance based awards as a tool for recruiting and retaining the highest caliber executive officers, employees and directors. The purpose of the 2001 Incentive Plan (the “Incentive Plan”) is to advance the interests of the Company by enhancing its ability to attract and retain executive officers, employees, directors and other persons or entities providing services to the Company who are in a position to make significant contributions to the success of the Company, and to reward participants for such contributions, through ownership of shares of common stock of the Company and cash incentives. The Incentive Plan is intended to accomplish these goals by enabling the Company to grant awards in the form of options, stock appreciation rights, restricted stock, unrestricted stock or deferred stock, or performance awards, or combinations thereof, all as more fully described below.

As of April 1, 2008, there were only 106,221 shares of common stock available for future issuance under the Incentive Plan. In the opinion of the Board of Directors, our future success depends, in large part, upon our ability to maintain a competitive position in attracting, retaining and motivating key employees. In particular, in order to support the continued growth of ANTARA and FACTIVE commercialization, we will need to maintain the quality of the existing sales/marketing, medical and support organizations as well as attract key employees in the event of additional growth, either to support ANTARA, FACTIVE or additional products. Based on the Company’s analysis of competitive compensation packages for the desired categories of employees, the Company believes that it will need an increase in the amount of shares available under the Incentive Plan in order to meet our hiring needs and to retain sufficient shares to keep it available to our existing employees, officers and directors. Accordingly, the Board adopted an amendment to the Incentive Plan, subject to shareholder approval to increase the number of shares of common stock authorized for purchase under the Incentive Plan by 1,000,000 shares.

Summary of the Incentive Plan

The following summary of the Incentive Plan is qualified in its entirety by reference to the Incentive Plan. The full text of the 2001 Incentive Plan, as so amended, is attached as Annex A to this proxy statement.

The Incentive Plan

The Incentive Plan is administered by the Compensation Committee (the “Committee”). During such times as the common stock is registered under the Securities Exchange Act of 1934 (the “1934 Act”), all members of the Committee will be “non-employee directors” within the meaning of rule 16b-3 promulgated under the 1934 Act and “outside directors” within the meaning of Section 162(m)(4)(C)(i) of the Internal Revenue Code of 1986, as amended (the “Code”). Under the Incentive Plan, the Committee may grant stock options, stock appreciation rights, restricted stock, unrestricted stock, deferred stock, and performance awards (in cash or stock), or combinations thereof, and may waive the terms and conditions of any award. As of April 1, 2008, a total of 106,221 shares of common stock are available for future issuance under the Incentive Plan. Employees of the Company, including executive officers, directors and other persons or entities providing services to the Company or its subsidiaries who are in a position to make a significant contribution to the success of the Company and its subsidiaries are eligible to receive awards under the Incentive Plan.

Stock Options. The exercise price of any stock option granted under the Incentive Plan shall not be less than 100% (110% in the case of incentive stock options granted to 10% shareholders) of the fair market value of the common stock at the time of grant. The Committee determines the exercise price of a non-ISO granted under the Incentive Plan. No ISO may be granted under the Incentive Plan after June 7, 2016, but ISO’s previously granted may extend beyond that date. The exercise price may be paid in cash or by check payable to the order of the Company. Subject to certain additional limitations, the Committee may also permit the exercise price to be paid by tendering shares of common stock, by delivery of a promissory note, by delivery to the Company of an undertaking by a broker to deliver promptly sufficient funds to pay the exercise price, or a combination of the foregoing.

Stock Appreciation Rights (SARs). Stock appreciation rights (“SARs”) may be granted either alone or in tandem with stock option grants. Each SAR entitles the holder on exercise to receive an amount in cash or common stock or a combination thereof (such form to be determined by the Committee) determined in whole or in part by reference to appreciation in the fair market value of a share of common stock above a base amount which shall be no less than the fair market value of the underlying shares of common stock on the date of grant. SARs may be based solely on appreciation in the fair market value of common stock or on a comparison of such appreciation with some other measure of market growth.

Stock Awards; Deferred Stock. The Incentive Plan provides for awards of nontransferable shares of restricted common stock subject to forfeiture (“Restricted Stock”), as well as unrestricted shares of common stock. Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable period and the satisfaction of any other conditions or restrictions established by the Committee. Except as the Committee may otherwise determine, if a participant dies or ceases to be an employee or ceases to continue the consulting or other similar relationship engaged in by such participant with the Company for any reason during the restricted period, the Company may repurchase the shares of Restricted Stock or the shares of Restricted Stock may be forfeited to the Company. The Incentive Plan also provides for deferred grants entitling the recipient to receive shares of common stock in the future at such times and on such conditions as the Committee may specify.

Performance Awards. The Incentive Plan provides for performance awards entitling the recipient to receive cash or common stock following the attainment of performance goals determined by the Committee. Performance conditions and provisions for deferred stock may also be attached to other awards under the Incentive Plan. In the case of any performance award (other than a stock option or SAR with an exercise price no less than the fair market value of the shares subject to the option or SAR at the time of grant) intended to qualify for the performance-based remuneration exception described in Section 162(m) of the Code (an “Exempt Award”), the Committee will in writing pre-establish specific performance goals that are based upon any one or more operational, result or event-specific goals. With respect to any Exempt Award, the maximum payable to an individual in respect of the Exempt Award for any year cannot exceed $500,000 cash or 200,000 shares of common stock.

Termination. Except as otherwise provided by the Committee: (i) if a participant dies, options and SARs exercisable immediately prior to death may be exercised by the participant’s executor, administrator or transferee during a period of one year following such death (or for the remainder of their original term, if less); (ii) options and SARs not exercisable at a participant’s death terminate; and (iii) in the case of termination for reasons other than death, options and SARs remain exercisable, to the extent they were exercisable immediately prior to termination, for three months (or for the remainder of their original term, if less). Notwithstanding the foregoing, if in the Committee’s judgment the reason for the award holder’s termination casts discredit on the Company sufficient to justify immediate termination of the award, then such award will immediately terminate.

Change of Control. In the event of a consolidation or merger in which the Company is not the surviving corporation or which results in the acquisition of substantially all the Company’s outstanding Stock by a single person or entity or by a group of persons and/or entities acting in concert, or in the event of the sale or transfer of substantially all the Company’s assets (a “change of control”), the Incentive Plan permits the Committee to arrange for the assumption of awards outstanding under the Incentive Plan or the grant to participants of replacement awards by that corporation. All outstanding awards requiring exercise that are not assumed or replaced by the surviving or acquiring corporation shall become exercisable immediately prior to the consummation of such merger, consolidation or other transaction and upon such consummation all such outstanding awards that have not been assumed or replaced will terminate. Additionally, individual’s stock option and restricted stock agreements also contain provisions providing for accelerated vesting in the event an option holder’s employment is terminated within twelve months of a change of control of the Company.

Amendment. The Company may at any time or times amend the Incentive Plan or any outstanding award for any purpose which may at the time be permitted by law, or may at any time terminate the Incentive Plan as to any further grants of awards; provided, that (except to the extent expressly required or permitted by the Incentive Plan) no such amendment will, without the approval of the stockholders of the Company, effectuate a change for which stockholder approval is required in order for the Incentive Plan to continue to qualify under Section 422 of the Code and for awards to be eligible for the performance-based exception under Section 162(m).

Plan Benefit

During 2007, 180,000 shares of Company common stock were granted to the Company’s executive officers under the Incentive Plan. In 2007, under the Incentive Plan, 701,272 shares of the Company’s common stock were granted to all of the Company’s employees, excluding the executive officers, at an average weighted exercise price of $2.69.

The future benefits or amounts that would be received under the Incentive Plan by the executive officers and the non-executive officer employees are discretionary and are therefore not determinable at this time. The Company has adopted the following methodology for granting options to non-executive Directors described under “Board Compensation” above. Under the Incentive Plan, (i) newly elected non-executive Directors will receive 600 shares of restricted stock and options to purchase 1,500 shares of common stock, and (ii) the existing non-executive Directors who are re-elected will each receive 300 shares of restricted stock and options to purchase 750 shares of common stock at the Company’s Board meeting following the annual meeting.

Federal Tax Effects

The following discussion summarizes certain federal income tax consequences of the issuance and receipt of options under the Incentive Plan. The summary does not purport to cover federal employment tax or other federal tax consequences that may be associated with the Incentive Plan, nor does it cover state, local or non-U.S. taxes.

Incentive Stock Options. In general, an optionee realizes no taxable income upon the grant or exercise of an ISO. However, the exercise of an ISO may result in an alternative minimum tax liability to the optionee. With certain exceptions, a disposition of shares purchased under an ISO within two years from the date of grant or within one year after exercise produces ordinary income to the optionee (and a deduction to the Company) equal to the value of the shares at the time of exercise less the exercise price. Any additional gain recognized in the disposition is treated as a capital gain for which the Company is not entitled to a deduction. If the optionee does not dispose of the shares until after the expiration of these one- and two-year holding periods, any gain or loss recognized upon a subsequent sale is treated as a long-term capital gain or loss for which the Company is not entitled to a deduction.

Nonstatutory (Non-ISO) Options. In general, in the case of a non-ISO, the optionee has no taxable income at the time of grant but realizes income in connection with exercise of the option in an amount equal to the excess (at the time of exercise) of the fair market value of the shares acquired upon exercise over the exercise price. A corresponding deduction is available to the Company. Any gain or loss recognized upon a subsequent sale or exchange of the shares is treated as capital gain or loss for which the Company is not entitled to a deduction.

In general, an ISO that is exercised more than three months after termination of employment (other than termination by reason of death) is treated as a non-ISO. ISOs are also treated as non-ISOs to the extent they first become exercisable by an individual in any calendar year for shares having a fair market value (determined as of the date of grant) in excess of $100,000.

Under the so-called “golden parachute” provisions of the Code, the vesting or accelerated exercisability of awards in connection with a change in control of the Company may be required to be valued and taken into account in determining whether participants have received compensatory payments, contingent on the change in control, in excess of certain limits. If these limits are exceeded, a substantial portion of amounts payable to the participant, including income recognized by reason of the grant, vesting or exercise of awards under the Incentive Plan, may be subject to an additional 20% federal tax and may not be deductible to the Company.

Effective Date of the Incentive Plan

The Incentive Plan became effective as of February 27, 2001 and continues to remain in force.

The Board of Directors recommends a vote FOR Proposal B.

PROPOSAL C

RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS

THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

FOR THE YEAR ENDING DECEMBER 31, 2008

The Audit Committee of the Board has appointed Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2008. Services provided to the Company and its subsidiaries by Ernst & Young LLP in fiscal 2007 and 2006 are described below. Additional information regarding the Audit Committee is provided in the Report of the Audit Committee above. In the event stockholders do not ratify the appointment, the appointment will be reconsidered by the Audit Committee and the Board, and they may retain that firm or another without resubmitting the matter to the Company’s stockholders.

Representatives of Ernst & Young LLP will be present at the annual meeting to respond to appropriate questions and to make such statements as they may desire.

Principal Accountant Fees and Services

The following table presents fees for professional audit services rendered by Ernst & Young LLP for the audit of the our annual consolidated financial statements for the fiscal years ended December 31, 2007 and December 31, 2006, and fees for other services rendered by Ernst & Young LLP during those periods:

Fee Category	Fiscal 2007	% of Total	Fiscal 2006	% of Total
Audit Fees	$746,972	73.2%	$506,250	70.7%
Audit-Related Fees	203,447	20.0%	143,859	20.1%
Tax Fees	69,825	6.8%	66,235	9.2%

Total Fees	$1,020,244	100.0%	$716,344	100.0%

Audit fees included fees related to services rendered in connection with the annual audit of our consolidated financial statements and our internal control over financial reporting, the quarterly reviews of the consolidated financial statements included in our quarterly reports on Form 10-Q, and the reviews of and other services related to registration statements and other offering memoranda.

Audit related fees consisted primarily of consulting services related to our acquisition and financing of a new product line.

Tax fees consisted of tax compliance/preparation and other tax services. Tax compliance/preparation consisted of fees billed for professional services related to federal, state and local tax compliance.

On an on-going basis, management communicates specific projects and categories of services for which advance approval of the Audit Committee is required. The Audit Committee reviews these requests and advises management and the independent registered public accounting firm if the Audit Committee pre-approves the engagement of the independent registered public accounting firm for such projects and services. On a periodic basis, the independent registered public accounting firm reports to the Audit Committee the actual spending for such projects and services compared to the approved amounts. The Audit Committee may delegate the ability to pre-approve audit and permitted non-audit services to a sub-committee of the Audit Committee, provided that any such pre-approvals are reported at the next Audit Committee meeting.

The Audit Committee has considered whether the provision of services to us by Ernst & Young LLP beyond those rendered in connection with its audit and review of our financial statements was compatible with maintaining its independence. On the basis of the relevant facts and circumstances pertaining to the engagement of Ernst & Young LLP by us in connection with its services in fiscal 2006 and 2007, the Audit Committee believes that Ernst & Young LLP satisfied the requirements of independence from the Company.

The Board of Directors recommends a vote FOR Proposal C.

EQUITY COMPENSATION PLAN INFORMATION

The following table gives information about our common stock that may be issued upon the exercise of options, warrants and rights under all existing equity compensation plans as of December 31, 2007, including, but not limited to, the 1991 Stock Option Plan, 1993 Stock Option Plan, 1995 Stock Option Plan, 1995 Directors Stock Option Plan, 1997 Stock Option Plan, 2001 Incentive Plan, Amended and Stated Employee Stock Purchase Plan and 2007 Employment Inducement Award Plan, each as amended to date.

Plan category	(a) Number of securities to be issued upon exercise of outstanding options	(b) Weighted-average exercise price of outstanding options	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	1,479,376	$17.91	478,403
Equity compensation plans not approved by security holders (1)	173,188	2.76	239,537
Total	1,652,564	16.32	717,940

(1)	As described on the Company’s Form S-8 filed on October 1, 2007, the Board of Directors approved the Company’s 2007 Employment Inducement Award Plan (the “2007 Inducement Plan”) on August 13, 2007, and authorized 500,000 shares of common stock for issuance under the 2007 Inducement Plan. The 2007 Inducement Plan provides for the grant of non-qualified stock options and restricted stock to new employees.

STOCKHOLDER PROPOSALS

Proposals of stockholders submitted for consideration at the 2009 Annual Meeting of Stockholders must be received by us no later than December 28, 2008 in order to be included in our proxy statement for the 2009 Annual Meeting. In addition, if a stockholder wishes to present a proposal at the Company’s 2009 Annual Meeting that will not be included in our proxy statement and fails to notify us by no later than March 13, 2009, then the proxies solicited by the Board of Directors for the 2009 Annual Meeting will include discretionary authority to vote on the stockholder’s proposal in the event that it is properly brought before the meeting.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors, and persons who beneficially own more than ten percent of the Company’s stock, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission and the National Association of Securities Dealers. Executive officers, directors and greater than ten percent beneficial owners are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on a review of the copies of such forms furnished to us and written representations from our executive officers and directors, we believe that, during the year ended December 31, 2007, our executive officers and directors have complied with all Section 16(a) filing requirements applicable to them, except that on July 6, 2007, Philippe Maitre filed late a Form 4 reporting the purchase of 802 shares of common stock pursuant to the Company’s Employee Stock Purchase Plan on July 2, 2007.

FORM 10-K

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2007 as filed with the Securities and Exchange Commission is available without charge by writing to:

Oscient Pharmaceuticals Corporation

1000 Winter Street, Suite 2200

Waltham, MA 02451

(781) 398-2300

Attn: Investor Relations

OTHER MATTERS

The Board of Directors knows of no other business to be presented at the meeting, but if other matters do properly come before the meeting, it is intended that the persons named in the proxy will vote in respect thereof in accordance with their best judgment.

In the event that sufficient votes in favor of any of the proposals set forth in the accompanying Notice are not received by the time scheduled for the meeting, the persons named as proxies may propose one or more adjournments of such meeting for a period of not more than 60 days in the aggregate to permit further solicitation of proxies with respect to any of such proposals. Any such adjournments will require the affirmative vote of a majority of the votes cast on the question in person or by proxy at the session of the meeting to be adjourned. The persons named as proxies will vote in favor of such adjournment those proxies to which they are entitled to vote in favor. They will vote against any such adjournment those proxies to which they are required to vote against. The costs of any such additional solicitation and of any adjourned session will be borne by the Company.

The Board of Directors encourages you to have your shares voted by signing and returning the enclosed form of proxy. The fact that you will have returned your proxy in advance will in no way affect your right to vote in person should you find it possible to attend. However, by signing and returning the proxy you have assured your representation at the meeting.

Thank you for your cooperation.

ANNEX A

OSCIENT PHARMACEUTICALS CORPORATION

AMENDED AND RESTATED

2001 INCENTIVE PLAN

1. DEFINED TERMS

Exhibit A, which is incorporated by reference, defines the terms used in the Plan and sets forth certain operational rules related to those terms.

2. GENERAL

The Plan has been established to advance the interests of the Company by giving selected Employees, directors and other persons (including both individuals and entities) who provide services to the Company or its Affiliates stock-based incentives or incentives based on Performance Criteria.

3. ADMINISTRATION

The Administrator has discretionary authority, subject only to the express provisions of the Plan, to interpret the Plan; determine eligibility for and grant Awards; determine, modify or waive the terms and conditions of any Award; prescribe forms, rules and procedures (which it may modify or waive); and otherwise do all things necessary to carry out the purposes of the Plan. Once an Award has been communicated in writing to a Participant, the Administrator may not, without the Participant’s consent, alter the terms of the Award so as to affect adversely the Participant’s rights under the Award, unless the Administrator expressly reserved the right to do so in writing at the time of such communication. In the case of any Award intended to be eligible for the performance-based compensation exception under Section 162(m), the Administrator shall exercise its discretion consistent with qualifying the Award for such exception.

4. LIMITS ON AWARD UNDER THE PLAN

a. Number of Shares. The maximum number of shares of Stock of the Company that may be delivered in satisfaction of Awards granted under the Plan shall be: (i) 1,000,000, plus (ii) the number of unused Prior Plan shares of Stock. For purposes of this Section 4.a., shares of Stock shall be treated as unused Prior Plan shares (i) if they were available for issuance under the Prior Plan on the Effective Date (including, without limitation, shares of Stock underlying awards outstanding under the Prior Plan on the Effective Date to the extent that such shares had not been delivered prior to the Effective Date), (ii) if they were subject to awards under the Prior Plan, other than restricted stock awards, that were outstanding on the day preceding the Effective Date to the extent such Prior Plan awards are exercised or are satisfied, or terminate or expire, on or after the Effective Date without the delivery of such shares, or (iii) if they were outstanding on the day preceding the Effective Date as restricted stock awards under the Prior Plan and are thereafter forfeited. For purposes of the first sentence of this Section 4.a., the following shares shall not be considered to have been delivered under the Plan: (A) shares remaining under an Award that terminates without having been exercised in full; (B) shares subject to an Award, where cash is delivered to a Participant in lieu of such shares; (C) shares of Restricted Stock that have been forfeited in accordance with the terms of the applicable Award; and (D) shares held back in satisfaction of tax withholding requirements from shares that would otherwise have been delivered pursuant to an Award. The number of shares of Stock delivered under an Award shall be determined net of any previously acquired shares of

Stock tendered by the Participant in payment of withholding taxes. To the extent consistent with the requirements of Section 422 of the Code and regulations thereunder, and with other applicable legal requirements (including applicable stock exchange or similar requirements), Stock issued under awards of an acquired company that are converted, replaced, or adjusted in connection with the acquisition shall not reduce the number of shares available for Awards under the Plan.

b. Type of Shares. Stock delivered by the Company under the Plan may be authorized but unissued Stock or previously issued Stock acquired by the Company and held in treasury. No fractional shares of Stock will be delivered under the Plan.

c. Option & SAR Limits. The maximum number of shares of Stock for which Stock Options may be granted to any person in any calendar year, the maximum number of shares of Stock subject to SARs granted to any person in any calendar year and the aggregate maximum number of shares of Stock subject to other Awards (other than Restricted Stock Awards) that may be delivered to any person in any calendar year shall be 750,000, and the aggregate maximum number of shares of Stock subject to Restricted Stock Awards that may be delivered to any person in any calendar year shall each be 200,000.

d. Other Award Limits. No more than $500,000 may be paid to any individual with respect to any Cash Performance Award. In applying the limitation of the preceding sentence: (A) multiple Cash Performance Awards to the same individual that are determined by reference to performance periods of one year or less ending with or within the same fiscal year of the Company shall be subject in the aggregate to one limit of such amount, and (B) multiple Cash Performance Awards to the same individual that are determined by reference to one or more multi-year performance periods ending in the same fiscal year of the Company shall be subject in the aggregate to a separate limit of such amount. With respect to any Performance Award other than a Cash Performance Award or a Stock Option or SAR, the maximum Award opportunity shall be 200,000 shares of Stock or their equivalent value in cash, subject to the limitations of Section 4.c.

5. ELIGIBILITY AND PARTICIPATION

The Administrator will select Participants from among those Employees, directors and other individuals or entities providing services to the Company or its Affiliates who, in the opinion of the Administrator, are in a position to make a significant contribution to the success of the Company and its Affiliates. Eligibility for ISOs is further limited to those individuals whose employment status would qualify them for the tax treatment described in Sections 421 and 422 of the Code.

6. RULES APPLICABLE TO AWARDS

a. ALL AWARDS

(1) Terms of Awards. The Administrator shall determine the terms of all Awards subject to the limitations provided herein.

(2) Performance Criteria. Where rights under an Award depend in whole or in part on satisfaction of Performance Criteria, actions by the Company that have an effect, however material, on such Performance Criteria or on the likelihood that they will be satisfied will not be deemed an amendment or alteration of the Award.

(3) Transferability Of Awards. Except as the Administrator otherwise expressly provides, Awards may not be transferred other than by will or by the laws of descent and distribution, and during a Participant’s lifetime an Award requiring exercise may be exercised only by the Participant (or in the event of the Participant’s incapacity, the person or persons legally appointed to act on the Participant’s behalf).

(4) Vesting, Etc. Without limiting the generality of Section 3, the Administrator may determine the time or times at which an Award will vest ( i.e., become free of forfeiture restrictions) or become exercisable and the terms on which an Award requiring exercise will remain exercisable. Unless the Administrator expressly provides otherwise, immediately upon the cessation of the Participant’s employment or other service relationship with the Company and its Affiliates, an Award requiring exercise will cease to be exercisable, and all Awards to the extent not already fully vested will be forfeited, except that:

(A) all Stock Options and SARs held by the Participant immediately prior to the cessation of the Participant’s employment or other service relationship for reasons other than death and except as provided in (B) below, to the extent then exercisable, will remain exercisable for the lesser of (i) a period of three months or (ii) the period ending on the latest date on which such Stock Option or SAR could have been exercised without regard to this Section 6.a.(4), and shall thereupon terminate;

(B) all Stock Options and SARs held by a Participant immediately prior to his or her death, to the extent then exercisable, will remain exercisable by such Participant’s executor or administrator or the person or persons to whom the Stock Option or SAR is transferred by will or the applicable laws of descent and distribution, for the lesser of (i) a one year ending with the first anniversary of the Participant’s death period (or such longer or shorter period as is determined by the Administrator) or (ii) the period ending on the latest date on which such Stock Option or SAR could have been exercised without regard to this Section 6.a.(4) and shall thereupon terminate; and

(C) all Stock Options and SARs held by the Participant whose cessation of employment or other service relationship is determined by the Administrator in its sole discretion to result for reasons which cast such discredit on the Participant as to justify immediate termination of the Award shall immediately terminate upon such cessation.

Unless the Administrator expressly provides otherwise, a Participant’s “employment or other service relationship with the Company and its Affiliates” will be deemed to have ceased, in the case of an employee Participant, upon termination of the Participant’s employment with the Company and its Affiliates (whether or not the Participant continues in the service of the Company or its Affiliates in some capacity other than that of an employee of the Company or its Affiliates), and in the case of any other Participant, when the service relationship in respect of which the Award was granted terminates (whether or not the Participant continues in the service of the Company or its Affiliates in some other capacity).

(5) Taxes. The Administrator will make such provision for the withholding of taxes as it deems necessary. The Administrator may, but need not, hold back shares of Stock from an Award or permit a Participant to tender previously owned shares of Stock in satisfaction of tax withholding requirements.

(6) Dividend Equivalents, Etc. The Administrator may provide for the payment of amounts in lieu of cash dividends or other cash distributions with respect to Stock subject to an Award. Any entitlement to dividend equivalents or similar entitlements shall be established and administered consistent either with exemption from, or compliance with, the requirements of Section 409A to the extent applicable.

(7) Rights Limited. Nothing in the Plan shall be construed as giving any person the right to continued employment or service with the Company or its Affiliates, or any rights as a shareholder except as to shares of Stock actually issued under the Plan. The loss of existing or potential profit in Awards will not constitute an element of damages in the event of termination of employment or service for any reason, even if the termination is in violation of an obligation of the Company or Affiliate to the Participant.

(8) Section 162(m). In the case of an Award intended to be eligible for the performance-based compensation exception under Section 162(m), the Plan and such Award shall be construed to the maximum extent permitted by law in a manner consistent with qualifying the Award for such exception. In the case of a Performance Award intended to qualify as performance-based for the purposes of Section 162(m) (other than a Stock Option or SAR), the Committee shall in writing preestablish one or more specific Performance Criteria no later than 90 days after the commencement of the period of service to which the performance relates (or at such earlier time as is required to qualify the Award as performance-based under Section 162(m)). Prior to payment of any Performance Award (other than a Stock Option or SAR) intended to qualify as performance-based under Section 162(m), the Committee shall certify whether the Performance Criteria have been attained and such determination shall be final and conclusive. If the Performance Criteria with respect to any such Award are not attained, no other Award shall be provided in substitution of the Performance Award.

b. AWARDS REQUIRING EXERCISE

(1) Time And Manner Of Exercise. Unless the Administrator expressly provides otherwise, (a) an Award requiring exercise by the holder will not be deemed to have been exercised until the Administrator receives a written notice of exercise (in form acceptable to the Administrator) signed by the appropriate person and accompanied by any payment required under the Award; and (b) if the Award is exercised by any person other than the Participant, the Administrator may require satisfactory evidence that the person exercising the Award has the right to do so.

(2) Exercise Price. The Administrator shall determine the exercise price of each Stock Option and the base amount of each SAR, provided that such exercise price or base amount, as the case may be, may not be less than the fair market value of the Stock subject to the Stock Option or SAR, as the case may be, determined as of the date of grant. Fair market value shall be determined by the Administrator consistent with the requirements of Section 422, where applicable, and Section 409A. An ISO granted to an Employee described in Section 422(b)(6) of the Code must have an exercise price that is not less than 110% of such fair market value.

(3) Payment Of Exercise Price, If Any. Where the exercise of an Award is to be accompanied by payment, the Administrator may determine the required or permitted forms of payment, subject to the following: (a) all payments will be by cash or check acceptable to the Administrator, or (b) if so permitted by the Administrator, (i) through the delivery of shares of Stock which have been outstanding for at least six months (unless the Administrator approves a shorter period) and which have a fair market value equal to the exercise price, (ii) by delivery of a promissory note of the person exercising the Award to the Company, payable on such terms as are specified by the Administrator, to the extent permitted under applicable law, (iii) by delivery of an unconditional and irrevocable undertaking by a broker to deliver promptly to the Company sufficient funds to pay the exercise price, or (iv) by any combination of the foregoing permissible forms of payment; and (c) where shares of Stock issued under an Award are part of an original issue of shares, the Award shall require an exercise price equal to at least the par value of such shares.

(4) ISOs. No ISO may be granted under the Plan after June 7, 2016, but ISOs previously granted may extend beyond that date.

(5) Section 409A Exemption. Except as the Administrator otherwise determines, no Award requiring exercise shall have deferral features, or shall be administered in a manner, that would cause such Award to fail to qualify for exemption from Section 409A.

c. AWARDS NOT REQUIRING EXERCISE

Awards of Restricted Stock and Unrestricted Stock may be made in return for either (i) services determined by the Administrator to have a value not less than the par value of the Awarded shares of Stock, or (ii) cash or other property having a value not less than the par value of the Awarded shares of Stock plus such additional amounts (if any) as the Administrator may determine payable in such combination and type of cash, other property (of any kind) or services as the Administrator may determine. Any Award resulting in a deferral of compensation subject to Section 409A shall be construed to the maximum extent possible, as determined by the Administrator, consistent with the requirements of Section 409A.

7. EFFECT OF CERTAIN TRANSACTIONS

a. MERGERS, ETC.

In the event of a consolidation or merger in which the Company is not the surviving corporation or which results in the acquisition of substantially all the Company’s outstanding Stock by a single person or entity or by a group of persons and/or entities acting in concert, or in the event of the sale or transfer of substantially all the Company’s assets, all outstanding Awards shall thereupon terminate, provided that all outstanding Awards shall become exercisable immediately prior to consummation of such merger, consolidation or sale of assets unless, if there is a surviving or acquiring corporation, the Board has arranged, subject to consummation of the merger, consolidation or sale of assets, for the assumption of the Awards or the grant to participants of replacement awards by the surviving or acquiring corporation or an affiliate of that corporation, which awards in the case of incentive options shall satisfy the requirements of section 424(a) of the Code.

The Board may grant Awards under the Plan in substitution for awards held by directors, employees, consultants or advisers of another corporation who concurrently become directors, employees, consultants or advisers of the Company or a subsidiary of the Company as the result of a merger or consolidation of that corporation with the Company or a subsidiary of the Company, or as the result of the acquisition by the Company or a subsidiary of the Company of property or stock of that corporation. The Company may direct that substitute awards be granted on such terms and conditions as the Board considers appropriate in the circumstances.

b. CHANGES IN AND DISTRIBUTIONS WITH RESPECT TO THE STOCK

(1) Basic Adjustment Provisions. In the event of a stock dividend, stock split or combination of shares, recapitalization or other change in the Company’s capital structure, the Administrator will make appropriate adjustments to the maximum number of shares that may be delivered under the Plan under Section 4.a. and to the maximum share limits described in Section 4.c., and will also make appropriate adjustments to the number and kind of shares of stock or securities subject to Awards then outstanding or subsequently granted, any exercise prices relating to Awards and any other provision of Awards affected by such change.

(2) Certain Other Adjustments. The Administrator may also make adjustments of the type described in paragraph (1) above to take into account distributions to common stockholders other than those provided for in Section 7.a. and 7.b.(1), or any other event, if the Administrator determines that adjustments are appropriate to avoid distortion in the operation of the Plan and to preserve the value of Awards made hereunder; provided , that no such adjustment shall be made without due regard for the qualification of ISOs under Section 422 of the Code, the requirements of Section 409A, and the performance-based compensation rules of Section 162(m), where applicable.

(3) Continuing Application of Plan Terms. References in the Plan to shares of Stock shall be construed to include any stock or securities resulting from an adjustment pursuant to Section 7.b.(1) or 7.b.(2) above.

8. LEGAL CONDITIONS ON DELIVERY OF STOCK

The Company will not be obligated to deliver any shares of Stock pursuant to the Plan or to remove any restriction from shares of Stock previously delivered under the Plan until the Company’s counsel has approved all legal matters in connection with the issuance and delivery of such shares; if the outstanding Stock is at the time of delivery listed on any stock exchange or national market system, the shares to be delivered have been listed or authorized to be listed on such exchange or system upon official notice of issuance; and all conditions of the Award have been satisfied or waived. If the sale of Stock has not been registered under the Securities Act of 1933, as amended, the Company may require, as a condition to exercise of the Award, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of such Act. The Company may require that certificates evidencing Stock issued under the Plan bear an appropriate legend reflecting any restriction on transfer applicable to such Stock.

9. AMENDMENT AND TERMINATION

Subject to the last sentence of Section 3, the Administrator may at any time or times amend the Plan or any outstanding Award for any purpose which may at the time be permitted by law, or may at any time terminate the Plan as to any further grants of Awards; provided, that (except to the extent expressly required or permitted by the Plan) no such amendment will, without the approval of the stockholders of the Company, effectuate a change for which stockholder approval is required in order for the Plan to continue to qualify under Section 422 of the Code and for Awards to be eligible for the performance-based exception under Section 162(m).

10. NON-LIMITATION OF THE COMPANY’S RIGHTS

The existence of the Plan or the grant of any Award shall not in any way affect the Company’s right to award a person bonuses or other compensation in addition to Awards under the Plan.

11. GOVERNING LAW

The Plan shall be construed in accordance with the laws of The Commonwealth of Massachusetts.

12. MISCELLANEOUS

(a) Waiver of Jury Trial. By accepting an Award under the Plan, each Participant waives any right to a trial by jury in any action, proceeding or counterclaim concerning any rights under the Plan and any Award, or under any amendment, waiver, consent, instrument, document or other agreement delivered or which in the future may be delivered in connection therewith, and agrees that any such action, proceedings or counterclaim shall be tried before a court and not before a jury. By accepting an Award under the Plan, each Participant certifies that no officer, representative, or attorney of the Company has represented, expressly or otherwise, that the Company would not, in the event of any action, proceeding or counterclaim, seek to enforce the foregoing waivers.

(b) Limitation of Liability. Notwithstanding anything to the contrary in the Plan, neither the Company nor the Administrator, nor any person acting on behalf of the Company or the Administrator, shall be liable to any Participant or to the estate or beneficiary of any Participant by reason of any acceleration of income, or any additional tax, asserted by reason of the failure of an Award to satisfy the requirements of Section 422 or Section 409A or by reason of Section 4999 of the Code; provided, that nothing in this Section 12(b) shall limit the ability of the Administrator or the Company to provide by express agreement with a Participant for a gross-up payment or other payment in connection with any such tax or additional tax.

EXHIBIT A

Definition of Terms

The following terms, when used in the Plan, shall have the meanings and be subject to the provisions set forth below:

“Administrator”: The Board or, if one or more has been appointed, the Committee.

“Affiliate”: Any corporation or other entity owning, directly or indirectly, 50% or more of the outstanding Stock of the Company, or in which the Company or any such corporation or other entity owns, directly or indirectly, 50% of the outstanding capital stock (determined by aggregate voting rights) or other voting interests. Notwithstanding the preceding, for purposes of determining eligibility for the grant of an Stock Option or SAR by reason of service with an Affiliate, the term “Affiliate” shall be limited to persons that stand in a relationship to the Company that would result in the Company and such person being treated as a single employer under Section 414(b) or Section 414(c) of the Code, all in accordance with the definition of “service recipient” under Section 409A of the Code.

“Award”: Any or a combination of the following:

(i) Stock Options.

(ii) SARs.

(iii) Restricted Stock.

(iv) Unrestricted Stock.

(v) Deferred Stock.

(vi) Securities (other than Stock Options) that are convertible into or exchangeable for Stock on such terms and conditions as the Administrator determines.

(vii) Cash Performance Awards.

(viii) Performance Awards.

(ix) Grants of cash, or loans, made in connection with other Awards in order to help defray in whole or in part the economic cost (including tax cost) of the Award to the Participant.

“Board”: The Board of Directors of the Company.

“Cash Performance Award”: A Performance Award payable in cash.

“Code”: The U.S. Internal Revenue Code of 1986 as from time to time amended and in effect, or any successor statute as from time to time in effect.

“Committee”: One or more committees of the Board which in the case of Awards granted to officers of the Company shall be comprised solely of two or more outside directors within the meaning of Section 162(m). Any Committee may delegate ministerial tasks to such persons (including Employees) as it deems appropriate.

“Company”: Oscient Pharmaceuticals Corporation.

“Deferred Stock”: A promise to deliver Stock or other securities in the future on specified terms.

“Effective Date”: The date on which the stockholders of the Company approve the Plan.

“Employee”: Any person who is employed by the Company or an Affiliate.

“ISO”: A Stock Option intended to be an “incentive stock option” within the meaning of Section 422 of the Code. No Stock Option Awarded under the Plan will be an ISO unless the Administrator expressly provides for ISO treatment.

“Participant”: An Employee, director or other person providing services to the Company or its Affiliates who is granted an Award under the Plan.

“Performance Award”: An Award subject to Performance Criteria. The Committee in its discretion may grant Performance Awards that are intended to qualify for the performance-based compensation exception under Section 162(m) and Performance Awards that are not intended so to qualify.

“Performance Criteria”: Specified criteria the satisfaction of which is a condition for the exercisability, vesting or full enjoyment of an Award. For purposes of Performance Awards that are intended to qualify for the performance-based compensation exception under Section 162(m), a Performance Criterion shall mean an objectively determinable measure of performance relating to any of the following (determined either on a consolidated basis or, as the context permits, on a divisional, subsidiary, line of business, project or geographical basis or in combinations thereof): (i) sales; revenues; assets; expenses; earnings before or after deduction for all or any portion of interest, taxes, depreciation, amortization or other items, whether or not on a continuing operations or an aggregate or per share basis; return on equity, investment, capital or assets; one or more operating ratios; borrowing levels, leverage ratios or credit rating; market share; capital expenditures; cash flow; stock price; stockholder return; network deployment; sales of particular products or services; customer acquisition, expansion and retention; or any combination of the foregoing; or (ii) acquisitions and divestitures (in whole or in part); joint ventures and strategic alliances; spin-offs, split-ups and the like; reorganizations; recapitalizations, restructurings, financings (issuance of debt or equity) and refinancings; transactions that would constitute a change of control; or any combination of the foregoing. A Performance Criterion measure and targets with respect thereto determined by the Administrator need not be based upon an increase, a positive or improved result or avoidance of loss.

“Plan”: The Oscient Pharmaceuticals Corporation 2001 Incentive Plan as from time to time amended and in effect.

“Prior Plan”: The Oscient Pharmaceuticals Corporation 2001 Amended and Restated Incentive Plan in effect prior to the Effective Date.

“Restricted Stock”: An Award of Stock subject to restrictions requiring that such Stock be redelivered to the Company if specified conditions are not satisfied.

“Section 162(m)”: Section 162(m) of the Code.

“Section 409A”: Section 409A of the Code.

“SARs”: Rights entitling the holder upon exercise to receive cash or Stock, as the Administrator determines, equal to a function (determined by the Administrator using such factors as it deems appropriate) of the amount by which the Stock has appreciated in value above a specified base amount.

“Stock”: Common Stock of the Company, par value $ .10 per share.

“Stock Options”: Options entitling the recipient to acquire shares of Stock upon payment of the exercise price.

“Unrestricted Stock”: An Award of Stock not subject to any restrictions under the Plan.

PROXY

OSCIENT PHARMACEUTICALS CORPORATION

ANNUAL MEETING OF STOCKHOLDERS

JUNE 12, 2008

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints STEVEN M. RAUSCHER, PHILIPPE M. MAITRE and DOMINICK C. COLANGELO, and each of them acting singly, proxies with power of substitution to each, to vote at the Annual Meeting of Stockholders of Oscient Pharmaceuticals Corporation, to be held on June 12, 2008, at Ropes & Gray LLP, One International Place, 36th Floor, Boston, Massachusetts beginning at 9:00 a.m., local time, or at any adjournments thereof, all of the shares of common stock, par value $0.10 per share, of Oscient Pharmaceuticals Corporation that the undersigned would be entitled to vote if personally present. The undersigned instructs such proxies or their substitutes to act on the following matters as specified by the undersigned, and to vote in such manner as they may determine on any other matters that may properly come before the meeting.

Please sign and date this proxy on the reverse side where indicated	SEE REVERSE SIDE

OSCIENT PHARMACEUTICALS CORPORATION

1000 Winter Street, Suite 2200, Waltham, Massachusetts 02451

Attention: Philippe Maitre

                 Executive Vice President and Chief Financial Officer

☒ Please mark votes as in this example.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO CONTRARY DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.

1. To fix the number of directors at nine and to elect nine directors.		☐	☐
Nominees:

(01) Gregory B. Brown, M.D., (02) Robert J. Hennessey,

(03) John R. Leone, (04) William R. Mattson,

(05) Gary Patou, M.D., (06) Steven M. Rauscher,

(07) William S. Reardon, (08) Norbert G. Riedel, Ph.D.,

(09) David K. Stone

	☐	For All Nominees	Withheld From All Nominees
For all nominees except as noted above

2.    To approve an amendment to the 2001 Incentive Plan (the “Plan”) to increase the number of shares of common stock, par value $0.10 per share, available for issuance under the plan by 1,000,000 shares.

	☐ For	☐ Against	☐ Abstain

3. To ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2008.	☐ For	☐ Against	☐ Abstain

4. To transact such other business as may properly come before the meeting or any adjournment of the meeting.	☐ For	☐ Against	☐ Abstain

☐ MARK HERE FOR ADDRESS CHANGE AND NOTE AT RIGHT

PLEASE SIGN AND DATE.

Please sign exactly as name appears hereon.

All joint owners should sign. When signing as executor, administrator, attorney or guardian or as custodian for a minor, please give full title as such. If a corporation, please sign in full corporate name and indicate the signer’s office. If a partner, sign in the partnership name.

Signature	Date:

Signature	Date: